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                                                                   EXHIBIT 99(c)










                             TELCORDIA TECHNOLOGIES
                               401(k) SAVINGS PLAN


                      (restated effective January 1, 1997)

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                                TABLE OF CONTENTS

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                                                                                          PAGE
Section 1.  PLAN IDENTITY....................................................................1

        1.1    Name..........................................................................1
        1.2    Purpose.......................................................................1
        1.3    Effective Date................................................................1
        1.4    Single Plan for All Employers.................................................1
        1.5    Interpretation of Provisions..................................................2
        1.6    Relationship to Other Plans...................................................2

Section 2.  DEFINITIONS......................................................................2

Section 3.  ELIGIBILITY FOR PARTICIPATION...................................................14

        3.1    Initial Eligibility..........................................................14
        3.2    Transfers from Science Applications International Corporation................15
        3.3    Prior Plan Participants; Terminated or Part-Time Employees...................15
        3.4    Certain Employees Ineligible.................................................15
        3.5    Waiver of Participation......................................................16
        3.6    Participation and Reparticipation............................................16

Section 4.  EMPLOYER CONTRIBUTIONS AND CREDITS..............................................16

        4.1    Basic Contributions..........................................................16
        4.2    Salary Reduction Contributions...............................................17
        4.3    Regular Contributions........................................................18
        4.4    Matching Contributions.......................................................19
        4.5    Definitions Related to Contributions.........................................20
        4.6    Conditions as to Contributions...............................................21

Section 5.  TRANSFERS AND EMPLOYEE ROLLOVERS................................................22

        5.1    Transfers from Related Plans.................................................22
        5.2    Rollovers....................................................................23

Section 6.  LIMITATIONS ON CONTRIBUTIONS FOR PARTICIPANTS...................................24

        6.1    Limitation on Annual Additions...............................................24
        6.2    Coordinated Limitation With Other Plans......................................25
        6.3    Limitations to Avoid Discrimination..........................................28
        6.4    Compliance With Limitations..................................................30
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
Section 7.  TRUST FUND AND ITS INVESTMENT...................................................34

        7.1    Creation of Trust Fund.......................................................34
        7.2    Responsibility for Investments...............................................35
        7.3    Investment Direction by Participants.........................................35
        7.4    Investment in Company Stock..................................................36

Section 8.  USE OF ACCOUNTS DURING SERVICE..................................................42

        8.1    Hardship Withdrawals from Salary Reduction Accounts..........................42
        8.2    Other Withdrawals from Regular, Salary Reduction, Rollover, Basic and
               MatchingAccounts.............................................................44
        8.3    Loans to participants........................................................44

Section 9.  ADJUSTMENTS TO ACCOUNTS.........................................................47

        9.1    Adjustments for Transactions.................................................47
        9.2    Adjustments for Investment Experience........................................47

Section 10.  VESTING OF PARTICIPANTS' INTERESTS.............................................47

        10.1   Immediately Vested Accounts..................................................47
        10.2   Deferred Vesting in Accounts.................................................47
        10.3   Computation of Vesting Years.................................................48
        10.4   Full Vesting Upon Certain Events.............................................49
        10.5   Full Vesting Upon Plan Termination...........................................50
        10.6   Forfeitures, Repayment, and Restoral.........................................50
        10.7   Accounting for Forfeitures...................................................51
        10.8   Vesting and Nonforfeitability................................................51

Section 11.  PAYMENT OF BENEFITS............................................................51

        11.1   Benefits for Participants....................................................51
        11.2   Benefit Amounts and Forms for Participants...................................52
        11.3   Benefits on a Participant's Death............................................53
        11.4   Election Formalities; Failure to Make Election...............................55
        11.5   Marital Status...............................................................55
        11.6   Proof of Ages................................................................55
        11.7   Delay in Benefit Determination...............................................56
        11.8   Payments in Cash; Direct Transfers...........................................56
        11.9   Transfers to Interchange Companies...........................................57
        11.10  Transfer to Other Employer's Plan............................................57

Section 12.  RULES GOVERNING BENEFIT CLAIMS AND REVIEW OF APPEALS...........................58

        12.1   Claim for Benefits...........................................................58
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
        12.2   Notification by Committee....................................................58
        12.3   Claims Review Procedure......................................................58

Section 13.  THE ADMINISTRATOR AND THE COMMITTEE AND THEIR FUNCTIONS........................59

        13.1   Authority of Administrator...................................................59
        13.2   Identity of Committee........................................................60
        13.3   Duties of Administrator......................................................60
        13.4   Compliance with ERISA........................................................60
        13.5   Action by Administrator......................................................60
        13.6   Execution of Documents.......................................................61
        13.7   Adoption of Rules............................................................61
        13.8   Responsibilities to Participants.............................................61
        13.9   Alternative Payees in Event of Incapacity....................................61
        13.10  Indemnification by Employers.................................................62
        13.11  Nonparticipation by Interested Member........................................62

Section 14.  ADOPTION, AMENDMENT, OR TERMINATION OF THE PLAN................................62

        14.1   Adoption of Plan by Other Employers..........................................62
        14.2   Adoption of Plan by Successor................................................63
        14.3   Plan Restatement Subject to Qualification....................................63
        14.4   Right to Amend or Terminate..................................................63
        14.5   Right to Implement or Suspend Provisions.....................................65

Section 15.  MISCELLANEOUS PROVISIONS.......................................................65

        15.1   Plan Creates No Employment Rights............................................65
        15.2   Non-assignability of Benefits................................................65
        15.3   Limit of Employer Liability..................................................66
        15.4   Treatment of Expenses........................................................66
        15.5   Number and Gender............................................................66
        15.6   Nondiversion of Assets.......................................................66
        15.7   Separability of Provisions...................................................66
        15.8   Service of Process...........................................................66
        15.9   Governing State Law..........................................................67
        15.10  Effect of Military Service...................................................67

Section 16.  TOP-HEAVY PROVISIONS...........................................................67

        16.1   Determination of Top-Heavy Status............................................67
        16.2   Minimum Contributions........................................................70
        16.3   Minimum Vesting..............................................................70
        16.4   Maximum Compensation.........................................................71
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SECTION 1. PLAN IDENTITY.

        1.1 Name.

               The name of the Plan is "Telcordia Technologies Savings Plan for Salaried Employees". Notwithstanding the foregoing, effective October 1, 2001, the name of the Plan is "Telcordia Technologies 401(k) Savings Plan".

        1.2 Purpose.

               The purpose of the Plan is to describe the terms and conditions under which contributions made pursuant to the Plan will be allocated among the Participants, adjusted for investment experience and transactions, and distributed as benefits to Participants and their Beneficiaries.

        1.3 Effective Date.


               The Effective Date of the Plan is January 1, 1984. The provisions of this restated Plan shall, except as otherwise provided, become effective January 1, 1997, and shall apply only to individuals who have Service with an Employer and Participants who have Account balances on or after that date. However, the provisions of section 4.2 concerning the time limits for sending Plan contributions to the Trustee are effective February 7, 1997, the provisions of section 11.10 concerning certain Plan to Plan transfers are effective May 1, 1997, the provisions concerning conversion of the Plan to the elapsed time method of crediting service are effective July 1, 1997, the provisions in section 8.2 concerning withdrawals of matching and basic contributions are effective August 1, 1997, the provisions of section 1.6 declaring the Plan to be an individual account plan eligible to invest in qualifying employer securities and all provisions relating to SAIC's acquisition of Telcordia are effective November 14, 1997.

        1.4 Single Plan for All Employers.

               The Plan shall be treated as a single plan with respect to all participating Employers for the purpose of crediting contributions and forfeitures and distributing benefits, determining whether there has been any termination of Service, and applying the limitations set forth in section 6.

        1.5 Interpretation of Provisions.

               The Employers intend the Plan and the Trust to be a qualified profit sharing plan under section 401(a) of the Code with a qualified cash or deferred arrangement under section 401(k) of the Code, and to be an eligible individual account plan investing in qualifying employer securities within the meaning of section 407(d)(3) of ERISA, and to satisfy any applicable requirement under ERISA. Accordingly, the Plan and Trust Agreement shall be interpreted and applied in a manner consistent with this intent and shall be administered at all times and in all respects in a nondiscriminatory manner.

        1.6 Relationship to Other Plans.

               This Plan is a successor plan to the Prior Plan with respect to those Employees covered under the Prior Plan until their employment was transferred to the Company as of January 1, 1984, in connection with a divestiture by American Telephone and Telegraph Company of various business units and their employees. This Plan is also subject to certain Interchange Agreements governing the portability of credits for Service and the transfer of benefits on behalf of Employees who during their careers work both for an Employer and for an Interchange Company.

SECTION 2. DEFINITIONS.

               The following capitalized words and phrases shall have the meanings specified when used in this Plan and in the Trust Agreement, unless the context clearly indicates otherwise:

               "Account" means a Participant's interest in the assets accumulated under the Plan as expressed in terms of a separate account balance which is periodically adjusted to reflect his Employer's contributions, his own contributions and rollovers or direct transfers, the Plan's investment experience, and distributions and forfeitures. A Participant's Account shall consist of subaccounts called his Regular, Basic, Salary Reduction, Matching, and Rollover Accounts, as described herein.


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               "Active Participant" means any Employee who has satisfied the eligibility requirements of section 3 and who qualifies as an Active Participant for a particular Plan Year under section 4.

               "Administrator" means the Company.

               "Affiliate" means (a) any of the Company's corporate shareholders (NYNEX Corporation, Bell Atlantic Corporation, BellSouth Corporation, American Information Technologies Corporation, Southwestern Bell Corporation, U S WEST, Inc., and Pacific Telesis Group, Inc.), (b) Advanced Mobile Phone Service, Inc.,
(c) AT&T, and (c) prior to January 1, 1985, either of The Southern New England Telephone Company and Cincinnati Bell, as well as a subsidiary corporation of which an Affiliate (excluding Advanced Mobile Phone Service, Inc.) directly or indirectly owns more than 50 percent of the voting stock.

               "Basic Account" means that portion of a Participant's Account to which Employer contributions are credited pursuant to section 4.1.

               "Beneficiary" means the person or persons who are designated by a Participant (within the meaning of section 401(a)(9) of the Code) to receive benefits payable under the Plan on the Participant's death. In the absence of any designation, or if all the designated Beneficiaries shall die before the Participant dies or shall die before all benefits have been paid, the Participant's Beneficiary shall be his surviving Spouse, if any, or his estate if he is not survived by a Spouse. The Administrator and the Committee may rely upon the advice of the Participant's executor or administrator as to the identity of the Participant's Spouse.

               "Break in Service" means any 12-month period beginning on an Employee's Severance Date or any anniversary thereof in which he has no Service. No such period beginning after 1984 shall constitute a Break in Service unless it is one of at least five consecutive such periods. Further, any period of part-time, temporary, or interrupted employment prior to January 1, 1985 shall be treated as a Break in Service to the extent that it is consistent with the Plan as in effect prior to that date.


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               Solely for this purpose, an Employee shall be considered employed for his normal hours of paid employment during a Recognized Absence or on a leave under the Family and Medical Leave Act, 29 U.S.C. 2601 et. seq., unless he does not resume his Service at the end of the Recognized Absence. Further, any Employee who has a Parental Absence beginning on or after January 1, 1985, shall be credited with the Hours of Service which would normally have been credited but for such absence, up to a maximum of 501 Hours of Service, in the first 12-month period which would otherwise be counted toward a Break in Service.
After July 1, 1997, an Employee on a Parental Absence shall be credited with one year of Service in the first twelve-month period which would otherwise be counted toward a Break in Service.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Committee" means the Employees' Benefit Committee composed of the person or persons responsible for the administration of the Plan in accordance with section 13. Notwithstanding anything contained herein to the contrary, effective January 1, 2002, the Committee shall be the SAIC Retirement Plans Committee.

               "Company" means Telcordia Technologies, and any entity which succeeds to the business of Telcordia Technologies, and adopts the Plan as its own pursuant to section 14.2.

               "Disability" during (i) the first 12-month period immediately following the termination of the Participant's benefits under the Company's Sickness and Accident Disability Benefit Plan means a bodily or mental disease or injury, which renders the Participant unable to perform the duties of his or her occupation or employment for an Employer, and (ii) thereafter, means such disease or injury as a result of which the Participant is unable to perform any duties for an Employer for which he is qualified, or may reasonably be qualified, based on training, education or experience, other than an occupation whose rate of pay is less than 50% of the Participant's Plan Compensation as defined in section 4.5 at the time the disability began. However, this term shall not include any disability directly or indirectly resulting from or related to an accidental injury arising out of and in the course of Service with an Employer, habitual drunkenness or addiction to narcotics, a criminal act or attempt, service in the armed forces of any country, an act of war, declared or undeclared, any injury or disease occurring while compensation to the Participant is suspended, or any injury which is intentionally self-inflicted. Further, this term shall apply only if the Participant's disability is certified by a physician selected by the Administrator. The Administrator may require the Participant to be appropriately examined from time to time by one or more physicians chosen by the Administrator, and no Participant who refuses to be examined shall be treated as having a Disability.

               "Effective Date" means January 1, 1984.

               "Employee" means any individual who is or has been employed by an Employer or who is a partner of an Employer. For this purpose, an individual who is a partner is an Employee if he has "earned income" from the Employer within the meaning of section 401(c) of the Code, or would have "earned income" if the Employer had any net profits. "Employee" also means an individual who is or has been on the payroll of a leasing organization and who, pursuant to an agreement between an Employer and the leasing organization, has performed services for the Employer on a substantially full-time basis for at least one year, if such services are of a type historically performed by employees in the Employer's business field Solely for this purpose, the "Employer" shall include any related persons within the meaning of section 414(n)(6) of the Code. However, such a "leased employee" shall not be considered an Employee if (a) he participates in a money purchase pension plan sponsored by the leasing organization which provides for immediate participation, immediate full vesting, and an annual contribution of at least 10 percent of the employee's Limit Compensation, and
(b) leased employees do not constitute more than 20 percent of the Employer's total workforce (including leased employees, but excluding Highly Paid Employees and any other employees who have not performed services for the Employer on a substantially full-time basis for at least one year). Solely for this purpose, for years prior to 1998, an employee's Limit Compensation shall include any salary reduction amounts excluded from the employee's gross taxable income pursuant to any of sections 125, 402(e)(3), 402(h)(1)(B), and 403(b) of the Code.


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               "Employer" means the Company, any other corporation, partnership, or proprietorship which adopts the Plan with the Company's consent pursuant to section 14.1, and any entity which succeeds to the business of any Employer and adopts the Plan pursuant to section 14.2 As of January 1, 1995, Database Service Management, Inc. is an Employer. As of May 2, 1995, Telcordia Technologies International, is an Employer.

               "ERISA" means the Employee Retirement Income Security Act of 1974 (P.L. 93-406, as amended).

               "Five-Percent Owner" means an Employee who owns more than five percent of the outstanding equity interest or the outstanding voting interest in any Employer.

               "Highly Paid Employee" means an Employee who (i) was at any time during the current year or the immediately preceding 12 months, a Five-Percent Owner, or (ii) had, during the immediately preceding 12 months, Limit Compensation exceeding $80,000. For each Plan Year, Employees described in clause (ii) shall be limited to those who were among the most highly compensated one-fifth of all Employees.

               For this purpose:

               a. For years beginning before 1998, "Limit Compensation" shall include any amount which is excludable from the Employee's gross income for tax purposes pursuant to section 125, 402(e)(3), 402(h)(1)(B), or 403(b) of the Code.

               b. The $80,000 dollar amount shall be adjusted for the cost of living after the calendar quarter ending September 30, 1996 in the same manner as prescribed under section 415(d) of the Code.

               c. The number of Employees in "the most highly compensated one-fifth of all Employees" shall be determined by taking into account all individuals working for all related employer entities described in the definition of "Service", but excluding any individual who has not completed six months of Service, who normally works fewer than 17-1/2 hours per week or in fewer than six months per year, who has not reached age 21, whose employment is covered by a collective bargaining agreement, or who is a nonresident alien who receives no earned income from United States sources.

               d. A former Employee shall be counted as a Highly Paid Employee if he was a Highly Paid Employee during either the Plan Year in which his Service ended or any Plan Year ending after his 55th birthday.

               e. In all respects, the determination of who are Highly Paid Employees shall be made in accordance with section 414(q) of the Code and the Treasury Regulations thereunder.

               "Hours of Service" means hours to be credited to an Employee under the following rules:

               a. Each hour for which an Employee is paid or is entitled to be paid for services to an Employer is an Hour of Service.

               b. Each hour for which an Employee is directly or indirectly paid or is entitled to be paid by an Employer for a period of vacation, holidays, illness, incapacity (including disability), lay-off, jury duty, temporary military duty, or leave of absence is an Hour of Service. However, except as otherwise specifically provided, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee performs no duties. Further, no Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with worker's compensation, unemployment compensation, or disability insurance laws, or to reimburse an Employee for medical expenses.

               c. Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by an Employer is an Hour of Service. However, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee would not have performed any duties.

               d. Hours of Service shall be credited in any one period only under one of the foregoing paragraphs (a), (b), and (c); an Employee may not get double credit for the same period.

               e. If an Employer finds it impractical to count the actual Hours of Service for any class or group of non-hourly Employees, each Employee in that class or group shall be credited with 45 Hours of Service for each weekly pay period in which he has at least one Hour of Service. However, an Employee shall be credited only for his normal working hours during a paid absence.

               f. Hours of Service to be credited on account of a payment to an Employee, including an award of back pay, shall be credited in the computation period in which the Service was rendered or to which the award relates. If the period overlaps two or more Plan Years, the Hours of Service credit shall be allocated in proportion to the respective portions of the period included in the several Plan Years. However, in the case of periods of 31 days or less, the Administrator may apply a uniform policy of crediting the Hours of Service to either the first Plan Year or the second.

               g. In all respects an Employee's Hours of Service shall be counted as required by section 2530.200b-2(b) and (c) of the Department of Labor's regulations under Title I of ERISA.

               "Interchange Agreement" means an agreement between the Company and one or more Interchange Company(ies) governing the portability of credits for Service and the transfer of benefits on behalf of Employees who during their careers work both for an Employer and for an Interchange Company.

               "Interchange Company" means any Company during that period of time for which it maintains or participates in an Interchange Company Plan subject to an Interchange Agreement.

               "Interchange Company Savings Plan" means an Interchange Company's qualified defined contribution plan with a cash or deferred arrangement described in section 401(k) of the Code which is comparable to this or any other qualified 401(k) plan sponsored by the Company.

               "Leave of Absence" means a period for which the Committee formally grants a leave, which absence shall not cause a Break in Service but, except for the first 30 days of sick leave, shall not be counted in the Employee's Term of Employment.

               "Limit Compensation" means a Participant's wages, salary, overtime, bonuses, commissions, and any other amounts received (whether or not in cash) for personal services rendered while in Service from any Employer or an affiliate (within the purview of sections 414(b), (c), (m), and (o) of the Code). A self-employed Participant's Limit Compensation is his earned income from any Employer within the meaning of section 401(c)(2) of the Code, excluding income from an Employer for which the Participant's personal services are not a material income-producing factor. A self-employed Participant's earned income shall exclude any qualified plan contributions on his behalf which are deductible under section 404 of the Code, and, for taxable years beginning after 1989, shall take into account the Employer's deduction under section 164(f) of the Code.

               A Participant's Limit Compensation shall include (i) amounts excludable from gross income under section 911 of the Code, (ii) amounts described in sections 104(a)(3), 105(a), and 105(h) of the Code to the extent includable in gross income, (iii) amounts received from an Employer for moving expenses which are not deductible under section 217 of the Code, and (iv) amounts includable in gross income in the year of, and on account of, the grant of a nonqualified stock option, or under an unfunded nonqualified plan of deferred compensation, or otherwise includable pursuant to section 83(b) of the Code.

               A Participant's Limit Compensation shall exclude (i) Employer contributions to or amounts received from a funded or qualified plan of deferred compensation, (ii) Employer contributions to a simplified employee pension account to the extent deductible under section 219 of the Code, (iii) Employer contributions to a section 403(b) annuity contract (whether or not excludable from gross income), (iv) amounts includable in gross income pursuant to section 83(a) of the Code, (v) amounts includable in gross income upon the exercise of nonqualified stock option or upon the disposition of stock acquired under any stock option, and (vi) any other amounts expended by the Employer on the Participant's behalf which are excludable from his income or which receive special tax benefits. However, for Plan Years beginning after 1997, a Participant's Limit Compensation shall include amounts which are excluded from the Employee's gross income pursuant to sections 125, 132(f)(4), 402(e)(3), or 402(h)(1)(B) of the Code.

               "Mandatory Portability Agreement" means the agreement dated and effective January 1, 1985, as amended, between the Company and certain Affiliates designed to implement section 559 of the Deficit Reduction Act of 1984 governing the portability of crediting Service for eligibility, vesting and Accrued Benefits for employees covered under that agreement.

               "Matching Account" means that portion of a Participant's Account to which Employer contributions made to match contributions funded by the Participant's salary reduction elections or regular contributions are credited pursuant to sections 4.2 and 4.3.

               "Normal Retirement Date" means the later of (a) a Participant's 65th birthday and (b) the fifth anniversary of the Participant's initial participation in the Plan. However, a Participant's Normal Retirement Date shall in no event be later than the last day of the Plan Year in which he reaches age 70-1/2.

               "Parental Absence" means an Employee's absence (i) by reason of the Employee's pregnancy, (ii) by reason of the birth of the Employee's child,
(iii) by reason of the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) for purposes of caring for such child for a period beginning immediately after such birth or placement.

               "Participant" means any Employee who is participating in the Plan, or who has previously participated in the Plan and still has a balance credited to his Account.

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               "Plan Compensation" means an Active Participant's compensation which is recognized for purposes of determining and allocating contributions and forfeitures, as defined in section 4.5.

               "Plan Year" means each period of 12 consecutive months beginning on January 1 of 1984 and each succeeding year.

               "Prior Plan" means the Bell System Savings Plan for Salaried Employees, as in effect on December 31, 1983.

               "Recognized Absence" means a period for which --

               a. the Employees' Benefit Committee grants an Employee an absence with recognized service credit for a limited period, but only if such leaves are granted on a nondiscriminatory basis; or

               b. an Employee is absent on account of a Disability for periods covered under the Company's Sickness and Accident Disability Benefit Plan; or

               c. an Employee is on active military duty, but only to the extent that his employment rights are protected by the Military Selective Service Act of 1967 (38 U.S.C. sec. 2021); or

               d. an Employer grants a departmental leave of absence of no more than 30 days without the Employees' Benefit Committee's approval; or

               An Employee shall receive credit for any Recognized Absence for eligibility and vesting.

               "Regular Account" means that portion of a Participant's Account to which his voluntary after-tax contributions are credited pursuant to section 4.3.

               "Rollover Account" means that portion of a Participant's Account to which his interest under another qualified retirement plan, or his interest in an individual retirement account or annuity to which his interest under a qualified retirement plan has previously been rolled over, may be transferred and credited pursuant to section 5.2.

               "Rotational Assignment" means an employee's temporary assignment from the Company to an Interchange Company, or from an Interchange Company to the Company, where the employee has an option to be rehired by his original employer.

               "SAIC" means Science Applications International Corporation.

               "Salary Reduction Account" means that portion of a Participant's Account to which Employer contributions funded pursuant to the Participant's compensation deferral election are credited pursuant to section 4.2.

               "Service" means an Employee's period(s) of employment or self-employment with an Employer, but only for the period of time the Employer maintains the Plan, excluding for initial eligibility purposes any period in which the individual was a nonresident alien and did not receive from an Employer any earned income which constituted income from sources within the United States. An Employee's Service shall also include any service with an entity which is not an Employer, but only (i) for a period after 1975 in which the other entity is a member of a controlled group of corporations or is under common control with other trades and businesses within the meaning of section 414(b) or 414(c) of the Code, and a member of the controlled group or one of the trades and businesses is an Employer, (ii) for a period after 1979 in which the other entity is a member of an affiliated service group within the meaning of section 414(m) of the Code, and a member of the affiliated service group is an Employer, or (iii) for a period after 1983 in which the other entity is a member of a group of businesses, or is part of an arrangement, such that the entity is to be treated as an Employer under Treasury Regulations promulgated pursuant to section 414(o) of the Code. However, an Employee's Service shall include (a) any service with an Interchange Company to the extent provided in an Interchange Agreement, (b) any period of continuous service with an Affiliate through December 31, 1983, if the Employee's employment was transferred from the Affiliate to an Employer as of January 1, 1984, (c) effective November 1, 1998, any service with SAIC or another SAIC subsidiary, (d) any service with Mesa Solutions, Inc. prior to its acquisition by the Company, and (e) any other service which constitutes service with a predecessor employer within the meaning of section 414(a) of the Code, including service with any employer which previously maintained this Plan.

               "Severance Date" means the earlier of:

               (a) the date on which an Employee quits, retires, is discharged, or dies, or

               (b) the first anniversary of the first day of an Employee's continuous absence from Service with an Employer on account of disability, lay-off, or leave of absence, or for any other reason except quit, retirement, discharge, or death.

               However, in the case of an Employee who has a Parental Absence, his Severance Date shall not be earlier than the second anniversary of the first day of such absence, although he shall not be treated as rendering any Service to an Employer between the first and second anniversaries.

               "Spouse" means the individual, if any, to whom a Participant is lawfully married on the date benefit payments to the Participant are to begin, or on the date of the Participant's death, if earlier. However, a Participant's former spouse shall be treated as his Spouse in lieu of his current spouse to the extent required under any judgment, decree, or order which is determined by the Committee in accordance with its policies and procedures to be a qualified domestic relations order within the meaning of section 414(p) of the Code.

               "Support Staff Plan" means the Telcordia Technologies Savings & Security Plan, as in effect from time to time. Effective October 1, 2001, the Support Staff Plan was merged with and into this Plan.

               "Telephone Equity Fund" means a fund invested exclusively in the common stock of NYNEX Corporation, Bell Atlantic Corporation, BellSouth Corporation, American Information Technologies Corporation, Southwestern Bell Corporation, U S West, Inc., and Pacific Telesis Group.

               "Trust" or "Trust Fund" means the trust fund held by the Trustee pursuant to the Plan.

               "Trust Agreement" means the agreement between the Company and the Trustee concerning the Trust Fund. If any assets of the Trust Fund are held in a commingled trust fund with assets of other qualified retirement plans, "Trust Agreement" shall be deemed to include the trust agreement governing that commingled trust fund. With respect to the allocation of investment responsibility for the assets of the Trust Fund, the provisions of section 2.2 of the Trust Agreement are incorporated herein by reference.

               "Trustee" means one or more corporate persons and individuals selected from time to time by the Company to serve as trustee or co-trustees of the Trust Fund.

               "Valuation Date" means the last day of the Plan Year, and each other date selected by the Administrator in its sole discretion, as of which the Administrator shall determine the investment experience of the Trust Fund and adjust the Participants' Accounts accordingly, except to the extent Participants' Accounts are separately stated pursuant to an investment arrangement described in section 7.3, in which case "Valuation Date" means each day on which Account values are available under such arrangement.

               "Valuation Period" means the period following a Valuation Date and ending with the next Valuation Date.

               "Vesting Year" means a unit of Service credited to a Participant pursuant to section 10.3 for purposes of determining his vested interest in his Matching Account.

SECTION 3. ELIGIBILITY FOR PARTICIPATION.

        3.1 Initial Eligibility.

               An Employee in classifications other than A or B shall enter the Plan as of the first day of the month coinciding with or next following the date the Employee completes twelve months of Service with an Employer. However, for purposes of making salary reduction contributions under section 4.2 or regular contributions under section 4.3, if the Employee has not entered the Plan before January 1, 1996, then he shall enter the Plan on the later of January 1, 1996 or the first day of the month coinciding with or next following the first day on which the Employee has an Hour of Service. However, if an Employee is not in active Service with an

Employer on the date he would otherwise first enter the Plan, his entry shall be deferred until the next day he is in Service. Notwithstanding the first sentence hereof, effective on and after October 1, 2001, an Employee classified as B shall be eligible to participate in the Plan.

               For this purpose, an Employee's separate periods of service shall be added together, with each period of Service counted as months, including any month in which he has an Hour of Service from the first day of his Service in that period to the following Severance Date. If an Employee quits, retires, or is discharged, or he is continuously absent for any other reason, and he subsequently quits, retires or is discharged, and the Employee then has any Service within 12 months after the first day of absence, his Service shall include the period from the first day of his return to Service unless otherwise specifically excluded.

        3.2 Transfers from Science Applications International Corporation.

               Any Employee who has an Hour of Service with an Employer in an eligible classification (as described in section 3.1) on or after November 14, 1997, who was an employee of Science Applications International Corporation immediately prior to becoming an Employee of an Employer and was eligible to participate in the Science Applications International Corporation Cash or Deferred Arrangement shall become a Participant on the first day of the month coinciding with or next following his first Hour of Service with an Employer, assuming he or she is still in active Service with an Employer.

        3.3 Prior Plan Participants; Terminated or Part-Time Employees.

               Each Employee whose employment was transferred to the Company from AT&T or another Affiliate as of January 1, 1984, and who was in active Service and participating in the Prior Plan through December 31, 1983, shall enter the Plan on the Effective Date.

        3.4 Certain Employees Ineligible.

               No Employee shall participate in the Plan while his Service is covered by a collective bargaining agreement between an Employer and the Employee's collective bargaining representative if (i) retirement benefits have been the subject of good faith bargaining between the Employer and the representative and (ii) the collective bargaining agreement does not provide for the Employee's participation in the Plan. An Employee shall not participate in this Plan while he is classified as (i) QA through QD or SI for years prior to 1995, (ii) A for years beginning after 1994, or (iii) B for years beginning after 1994, but before the merger of the Support Staff Plan with and into this Plan effective October 1, 2001. No Employee shall participate in the Plan while he is on the payroll of a leasing organization rather than an Employer, or during any period in which an Employer considers him to be performing services as an independent contractor, regardless of any subsequent or retroactive reclassification of his employment status. No Employee shall participate in the Plan while he is a non-resident alien, even if he had previously satisfied the original eligibility requirements under Section 3.1.

        3.5 Waiver of Participation.

               Any eligible Employee who does not wish to participate in the Plan shall file with the Administrator a waiver of participation on a form provided for this purpose. A waiver shall be effective until the first day of the Plan Year following the Employee's revocation of the waiver. An Employee's waiver shall automatically cease to be effective if his failure to participate in the Plan would adversely affect the Plan's qualification pursuant to section 410(b) of the Code.

        3.6 Participation and Reparticipation.

               An Employee shall participate in the Plan during each period of his Service in which he satisfies the foregoing requirements. An Employee who leaves and returns to Service and who previously satisfied the initial eligibility requirements shall re-enter the Plan as of the date of his return.

SECTION 4. EMPLOYER CONTRIBUTIONS AND CREDITS.

        4.1 Basic Contributions.

               Each Employer shall contribute, with respect to a Plan Year, such amounts as it may determine from time to time. An Employer shall have no obligation to contribute any amount under this Plan except as so determined in its sole discretion. The Employers' contributions for a Plan Year, and any available forfeitures not applied under section 4.4, shall be credited as of the last day of the year to the Basic Accounts of the Active Participants in proportion to the amounts of their Plan Compensation, excluding Plan Compensation in excess of $100,000, except as otherwise provided in section 6.4-2(c) in the case of any special contribution allocable only to Active Participants who are not Highly Paid Employees.

        4.2 Salary Reduction Contributions.

               For each payroll period, the Employers shall contribute amounts equal to the amounts by which the Participants have elected to reduce their Plan Compensation (their "salary reduction contributions"). If a semi-monthly paid Employee elects, in accordance with procedures established by the Administrator, on or before the 25th day of the month preceding the first date he is eligible to participate or any month thereafter, contributions shall begin effective with the first pay period of the following month. If any Employee elects by the 9th day of a month in which he is eligible to participate, contributions shall begin with the last pay period in the month of the election. A Participant's election shall be a whole number percentage between one percent and 16 percent of his Plan Compensation which would normally be paid to him shall instead be contributed by his Employer to the Plan to be credited to his Salary Reduction Account.

               A Participant may change his elective deferral percentage at any time as permitted under rules established by the Administrator by giving notice by the 25th day of the preceding month. Such election shall be effective with the first payroll period of the following month.

               In no event may a Participant fund salary reduction contributions of more than the currently applicable limit under section 402(g) of the Code (e.g., $10,500 for Plan Years 1999 - 2001; $11,000 for 2002) in any of his
taxable years after 1986. If a Participant elects to withdraw any amount from his Salary Reduction Account pursuant to section 8.1 and is suspended from making salary reduction contributions for the following 12 months, the currently applicable limit for the taxable year in which he may resume deferrals shall be reduced by the amount of his deferrals during the taxable year in which he made the withdrawal.

               The Employers shall keep the Administrator informed on a regular basis of the salary reduction contributions expected to be contributed under this section 4.2 in order to permit the Administrator to assure the Plan's compliance with the foregoing limitations and those set forth in section 6. Any contribution funded by a deferral election under this section 4.2 shall be paid by the Employer to the Trustee as soon as practicable, but no later than the fifteenth business day of the month following the month in which the salary reductions were made.

               Effective for Plan Years beginning on and after January 1, 2002, and subject to the establishment of procedures to effectuate the provisions of this paragraph, Participants who are eligible to make salary reduction contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of section 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of such catch-up contributions.

        4.3 Regular Contributions.

               For each payroll period, the Employers shall contribute for credit to Participants' Regular Accounts amounts equal to the amounts by which the Participants have elected to reduce their compensation on an after-tax basis. If a semi-monthly paid Employee elects on or before the 25th day of the month preceding the first date he is eligible to participate or any month thereafter contributions shall begin effective with the first pay period of the following month. If any Employee elects by the 9th of a month in which he is eligible to participate, contributions shall begin with the last pay period in the month of the election. A Participant's election shall be for a whole number percentage between one percent and a maximum of 16 percent (reduced by the percentage of salary reduction contribution he has elected under section 4.2) of his Plan

Compensation which would normally be paid to him and instead be contributed by his Employer to the Plan to be credited to his Regular Account.

               A Participant may change his after-tax contribution percentage at such time as permitted under rules established by the Administrator by giving notice by the 25th day of the preceding month; such election shall be effective with the first payroll period of the following month.

               The Employers shall keep the Administrator informed on a regular basis of the amounts expected to be contributed under this section 4.3 to permit the Administrator to assure the Plan's compliance with the limitations set forth in section 6.

        4.4 Matching Contributions.

               Effective for Plan Years beginning on and after January 1, 1993 but before January 1, 2002, for each month, there shall be credited to each Participant's Matching Account an amount equal to 70% of the total of his salary reduction contributions and after-tax contributions provided that the total matching contribution for a Participant shall not exceed 4.2 percent of the Participant's Plan Compensation for that payroll period.

               Effective for Plan Years beginning on and after January 1, 2002, for each month, there shall be credited to each Participant's Matching Account an amount equal to (i) 100% of the total of his salary reduction contributions and after-tax contributions, provided that the total matching contribution for a Participant under this clause (i) shall not exceed three percent (3%) of the Participant's Plan Compensation for that payroll period, plus (ii) 50% of the total of his salary reduction contributions and after-tax contributions, if any, in excess of three percent (3%) of the Participant's Plan Compensation for that payroll period, provided that the total matching contribution for a Participant under this clause (ii) shall not exceed one and one-half percent (1.5%) of the Participant's Plan Compensation for that payroll period; and provided further that in no event shall the aggregate matching contribution for a Participant exceed four and one-half percent (4.5%) of the Participant's Plan Compensation for that payroll period.

               Matching contributions shall not be made with respect to catch-up contributions described in section 4.2 of the Plan.

               Matching contributions made pursuant to this section 4.4 shall be funded first by any available forfeitures for that year not applied under section 10.6, and then to the extent necessary by contributions from the Participant's Employer.

        4.5 Definitions Related to Contributions.

               For the purposes of the Plan, the following terms have the meanings specified:

               "Active Participant" means a Participant who has satisfied the eligibility requirements under section 3 and who is in active Service with an Employer as of the last day of the Plan Year.

               "Plan Compensation" means a Participant's W-2 earnings from his Employer with respect to that portion of a Plan Year in which he is a Participant, except that (a) any compensation reduction amount which is excludable from the Employee's W-2 earnings pursuant to section 125, 402(e)(3), or 402(h)(1)(B) of the Code, and pursuant to section 132(f)(4) for Plan Years beginning on and after January 1, 2001, shall be included, and (b) any overtime or shift differential premiums, awards under long and short term incentive programs for employees above the J classification and other special awards, any compensation income realized under a stock option or restricted property arrangement, amounts paid by or received from an Employer to cover travel, entertainment, moving or similar expenses, amounts includable in gross income in the year of, and on account of, the grant of a nonqualified stock option, or under an unfunded nonqualified plan of deferred compensation, or otherwise includable pursuant to section 83(b) of the Code, and the taxable value of any fringe benefits or welfare benefits shall be excluded.

               A Participant's Plan Compensation shall include payments received under the Company's Sickness and Accident Disability Benefit Plan.

               Notwithstanding anything contained herein to the contrary, a Participant's Plan Compensation shall be deemed to include any reduction in base pay during the period October 1,

2001 through January 31, 2002 solely as a result of the Company's across-the-board pay reductions in effect during such period.

               A Participant's Plan Compensation shall exclude any compensation in any Plan Year beginning after 1988 in excess of the limit currently in effect under section 401(a)(17) of the Code (e.g., $170,000 for Plan Years 2000 - 2001; $200,000 for Plan Year 2002); provided, however, that such limit shall be proportionately reduced in the case of any Plan Year containing fewer than 12 months. The foregoing limitation shall also apply in determining a Participant's "Limit Compensation" solely for purposes of the definition of "Employee" in section 2.

        4.6 Conditions as to Contributions.

               Employers' contributions shall in all events be subject to the limitations set forth in section 6. Contributions may be made in the form of cash, or securities and other property to the extent permissible under ERISA, including securities of the Employer or an affiliate, and shall be held by the Trustee in accordance with the Trust Agreement.

               Any amount contributed to the Trust Fund by an Employer due to a good faith mistake of fact shall be returned to the Employer within one year after the contribution was originally made. No Employer shall make any contribution to the Trust Fund which is not currently deductible under section 404(a) of the Code (taking into account the aggregate limitation under section 404(a)(7) where the Employer also maintains a defined benefit plan), and any nondeductible contribution shall be returned to the Employer within one year after its nondeductibility has been finally determined. However, the amount to be returned shall not include any investment earnings, and shall be reduced to take account of any adverse investment experience within the Trust Fund in order that the balance credited to each Participant's Account is not less than it would have been if the contribution had never been made. Any such returned amount attributable to a Participant's salary reduction election shall be paid to the Participant as additional compensation as soon as it is received by his Employer.

SECTION 5. TRANSFERS AND EMPLOYEE ROLLOVERS.

        5.1 Transfers from Related Plans.

               5.1-1 Transfers from Interchange Company Savings Plans. If a Participant transfers from an Interchange Company and is not scheduled to return to the Interchange Company after a specified period of time, on or before March 31, 1996, he may elect to have his account balance under the Interchange Company Savings Plan transferred to this Plan.

               5.1-2 Transfers from Prior Plan. If a Participant was employed with American Telephone and Telegraph Company on December 31, 1983 and was transferred to the Company as a result of the divestiture, his account balance under the Prior Plan shall be transferred to this Plan.

               5.1-3 Transfers from Support Staff Plan. Effective January 1, 1993, if a Participant transfers from the Support Staff Plan, his account balance under the Support Staff Plan shall be transferred to this Plan. Any such transfer shall be made as of the last day of the month in which the transfer is made.

               The Participants' accounts under those plans representing pre-tax salary reduction amounts shall be credited to their Salary Reduction Accounts under this Plan, their accounts representing after-tax employee contributions shall be credited to their Regular Accounts under this Plan, their accounts representing employer matching contributions shall be credited to their Matching Accounts under this Plan, and their accounts representing rolled over or directly transferred amounts from other plans shall be credited to their Rollover Accounts under this Plan.

               Effective October 1, 2001, the Support Staff Plan was merged with and into this Plan. In connection with such merger, each Participant's Account under the Support Staff Plan (each, a "Prior Plan Account") was transferred to this Plan. To the extent, if any, that a Participant's Prior Plan Account was attributable to pre-tax salary reduction contributions, such Prior Plan Account shall be credited to the Participant's Salary Reduction Account under this Plan. To the extent, if any, that a Participant's Prior Plan Account was attributable to after-tax employee contributions, such Prior Plan Account shall be credited to the Participant's Regular

Account under this Plan. To the extent, if any, that a Participant's Prior Plan Account was attributable to employer matching contributions, such Prior Plan Account shall be credited to the Participant's Matching Account under this Plan. To the extent, if any, that a Participant's Prior Plan Account was attributable to rollover contributions, such Prior Plan Account shall be credited to the Participant's Rollover Account under this Plan.

               Subject to such investment directions as a Participant may authorize pursuant to Section 7.3, each Prior Plan Account shall be invested under this Plan on October 1, 2001 in the same investment funds, and in the same proportions, as such Account was invested under the Support Staff Plan immediately prior to October 1, 2001. To the extent, if any, that a Participant had an outstanding loan against his Prior Plan Account balance as of September 30, 2001, such loan shall be transferred to this Plan and be subject to the terms and conditions of Section 8.3.

        5.2 Rollovers.

               Subject to section 14.5, any Employee who is, or is expected to become, a Participant in the Plan and who has received a distribution of his interest under another qualified retirement plan may, within 60 days after receiving the distribution, deliver it to the Trustee to be held in the Participant's Rollover Account, provided the distribution qualifies to be rolled over under section 402(c) of the Code.

               If authorized by the Employee in accordance with the other plan, the Trustee shall accept a direct transfer of the Employee's interest from that plan for credit to the Employee's Rollover Account. The Trustee may also accept a direct transfer from another plan which is not authorized by the Employee, provided that the transferor plan has never been subject to the requirements of section 401(a)(11) of the Code, and provided further that none of the amounts transferred represent salary reduction contributions by the Employee under a cash or deferred arrangement within the meaning of section 401(k) of the Code unless the transfer is made on account of the Employee's termination from a prior employer's service.

               All such transfers of interests from other retirement plans or individual retirement accounts or annuities shall be subject to any reasonable, nondiscriminatory rules and limitations established from time to time by the Administrator.

               Notwithstanding anything contained herein to the contrary, effective January 1, 2002, the Plan may also accept a rollover, whether or not a "direct rollover" within the meaning of section 401(a)(31) of the Code, on the terms set forth above, from an annuity plan or contract described in section 403(b) of the Code or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

        5.3 Plan-to-Plan Transfers.

               In its sole discretion, the Committee may authorize (subject to procedures established by the Committee) the Plan to accept a transfer, from a plan qualified under Code section 401(a), of a Participant's account balance under such transferee plan. Any such transfer shall be allocated to one or more specified Accounts of the Participant as determined by the Committee.

               To the extent required by Code section 411(d)(6), and pursuant to procedures established by the Committee, an account balance transferred pursuant to this section 5.3 shall retain optional forms of benefit payments that were applicable to such account balance prior to the transfer to the Plan.

SECTION 6. LIMITATIONS ON CONTRIBUTIONS FOR PARTICIPANTS.

        6.1 Limitation on Annual Additions.

               Notwithstanding the provisions of sections 4 and 5, the annual addition to a Participant's accounts under this Plan and under any other qualified retirement plans and simplified employee pensions maintained by the Employers or an affiliate (within the purview of sections 414(b), (c), (m), and (o) and section 415(h) of the Code, which affiliate shall be deemed an Employer for this purpose) shall not exceed for any limitation year an amount equal to the lesser of (i) the dollar limitation currently in effect under section 415(c) of the Code; or (ii) for limitation years beginning before January 1, 2002, 25% of the Participant's Limit Compensation for such limitation year, and for limitation years beginning on and after January 1, 2002, 100% of the Participant's Limit Compensation for such limitation year.

               For purposes of this section 6, the "annual addition" to a Participant's accounts means the sum of (i) the Employer contributions and forfeitures allocated to his accounts (including, solely for purposes of the dollar limitation, contributions to any individual medical benefits account described in section 415(l)(2) or for key employees under section 419A(d)(2) of the Code), plus (ii) for any limitation year beginning before 1987, the lesser of one-half of the Participant's after-tax contributions credited within the limitation year, or the excess of his after-tax contributions over six percent of his Limit Compensation for that year, and (iii) for any limitation year beginning after 1986, the Participant's total after-tax contributions for that year. The annual addition for a Participant shall include any excess contributions subsequently returned to the Participant by the Trustee pursuant to section 6.4, provided however, that (i) it shall not include any excess contributions attributable to a reasonable error which are returned, reallocated, or credited to a suspense account pursuant to section 6.4-1, and
(ii) it shall not include any salary reduction contributions in excess of the dollar limit applicable under section 4.2 which are returned to the Participant in accordance with section 6.4-3.

               The dollar limitations referred to in this section 6 shall, for each limitation year ending after 1987, be automatically adjusted to the new dollar limitations determined by the Commissioner of Internal Revenue for the calendar year beginning in that limitation year. A "limitation year" means each 12 consecutive month period beginning January 1.

        6.2 Coordinated Limitation With Other Plans.

               For any limitation year beginning before January 1, 2000, aside from the limitation prescribed by section 6.1 for any single limitation year, if a Participant has ever participated in one or more defined benefit plans maintained by an Employer or an affiliate, and if the Participant's benefits under any such plan have not been limited so that his defined benefit fraction does not exceed one minus his defined contribution fraction, then the annual additions to his accounts shall be limited on a cumulative basis so that the sum of his defined contribution plan fraction and his defined benefit plan fraction does not exceed one. For this purpose:

               6.2-1 A Participant's "defined contribution plan fraction" with respect to a limitation year shall be a fraction, (i) the numerator of which is the sum of the annual additions to his accounts through the end of the current limitation year under all qualified retirement plans and simplified employee pensions ever maintained by an Employer (whether or not terminated), and (ii) the denominator of which is the sum of the lesser of the following amounts -A- and -B- determined for the current limitation year and each prior limitation year of the Participant's Service with an Employer: -A- is 1.25 times the defined contribution dollar limitation for that year (e.g., $30,000 for 1994), and -B- is 35 percent of the Participant's Limit Compensation for such year. However, the denominator of the defined contribution plan fraction shall be determined instead pursuant to the special transition rule set forth in section 415(e)(6) of the Code if the Administrator so elects.

               If the Participant participated in any related defined contribution plan in any years beginning before 1976, any excess of the sum of the actual annual additions to the Participant's accounts for those years over the maximum annual additions which could have been made in accordance with section 6.1 shall be ignored, and after-tax voluntary contributions by the Participant during those years shall be taken into account as to each such year only to the extent that his average annual after-tax voluntary contribution in those years exceeded 10 percent of his average annual Limit Compensation in those years.

               In the case of any Participant covered by one or more defined contribution plans established by May 6, 1986, for whom the sum of his defined contribution plan fraction and defined benefit plan fraction on December 31, 1986, did not exceed one under the rules of section 415(e) of the Code in effect on that date but did exceed one under the rules becoming effective on January 1, 1987, his defined contribution plan fraction shall be permanently reduced by subtracting from the numerator an amount equal to the product of (a) the excess of the sum of such fractions on January 1, 1987, over one, multiplied by (b) the denominator of the defined contribution plan fraction on that date. No changes in the terms of any plan after May 5, 1986, shall be taken into account in making such an adjustment.

               6.2-2 A Participant's "defined benefit plan fraction" with respect to a limitation year shall be a fraction, (i) the numerator of which is his projected annual benefit payable under all defined benefit plans ever maintained by an Employer (whether or not terminated), and (ii) the denominator of which is the lesser of (a) 1.25 times the defined benefit dollar limitation for the current limitation year (e.g., $118,800 for 1994), and (b) 1.4 times the Participant's average Limit Compensation during his highest-paid three consecutive limitation years.

               For this purpose, a Participant's "projected annual benefit" under each defined benefit plan means the annual normal retirement benefit (adjusted to an actuarially equivalent single life annuity in the case of any plan under which the normal form is other than a single life annuity or qualified joint and survivor annuity) which the Participant will receive, assuming his Service with the Employer will continue until his normal retirement date under the plan (or until the present, if later), and assuming that his compensation and all other factors used to determine his benefits will remain constant through such date. A Participant's benefits for this purpose shall not include any benefits attributable to his rollover or voluntary contributions, any benefits transferred from another plan not maintained by an Employer, or any pre-retirement death benefits, post-retirement medical benefits, or post-retirement cost-of-living adjustments.

               In the case of any Participant covered on or before December 31, 1986, by one or more defined benefit plans established by May 6, 1986, which satisfied the requirements of section 415 for all years beginning before 1987, the denominator of his benefit plan fraction shall in no event be less than 125 percent of the sum of the annual benefits which he had accrued as of December 31, 1986, disregarding any changes in the terms of any plan after May 5, 1986.

               6.2-3 The 1.25 multiplier in each of the foregoing sections 6.2-1(ii) and 6.2-2(ii) shall be reduced to 1.0 for any limitation year in which either (a) this Plan is super top-heavy (as defined in section 16), or (b) any Non-key Employee does not receive either the minimum annual contribution or the minimum benefit accrual under this or another plan within the plan aggregation group in accordance with section 416(h)(2)(A) of the Code.

        6.3 Limitations to Avoid Discrimination.

               The contributions credited under sections 4.2, 4.3, and 4.4 to the Accounts of Participants who are Highly Paid Employees shall be limited as follows:

               6.3-1 For this purpose, with respect to any Plan Year, "Participants" shall include each individual who was eligible for any Employer contribution (including salary reduction contributions under section 4.2) or to make any Employee after-tax contribution in that year, whether or not any contribution was made.

               Further, the "deferral percentage" for each Participant shall be equal to the ratio of (i) the Employer contributions, if any, credited to his Account under section 4.2 for the Plan Year, to (ii) his compensation for that year. The "contribution percentage" for each Participant shall be equal to the ratio of (i) the Employer and Employee contributions, if any, credited to his Account under sections 4.3 and 4.4 for the Plan Year, to (ii) his compensation for that year. A Participant's deferral and contribution percentages shall be computed without regard to any contributions which exceed the limit described in section 6.1, are attributable to a reasonable error, and are returned pursuant to section 6.4-1. Employee contributions shall not be counted in computing the contribution percentage for a Plan Year if they are made after the end of the year; Employer contributions shall not be counted in computing the deferral and contribution percentages for a Plan Year if the contributions are made more than 12 months after the end of the year. As distinguished from the definition of compensation in section 4, a Participant's "compensation" for this purpose shall be determined by the Administrator in a manner consistent with section 414(s) of the Code, provided the same definition is applied to all Participants in any Plan Year.

               In the case of any Highly Paid Employee who is eligible to make salary reduction contributions or after-tax contributions or to receive Employer matching contributions under any other qualified retirement plan maintained by an Employer, his deferral percentage and contribution percentage for this and each other such plan shall be determined as if such contributions under all such plans were made under each plan. If any other such plan has a different plan year from this Plan, the contributions for plan years ending within the same calendar year shall be aggregated.

               If this Plan satisfies the requirements of section 401(a)(4), 401(m), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy any of such requirements only if aggregated with this Plan, then the deferral percentage and the contribution percentage of each participant in such plans shall be determined as if they were a single plan.

               6.3-2 The contributions credited for Highly Paid Employees shall be limited so that each of the following conditions which is applicable is satisfied:

               a. For each Plan Year, either (i) the average deferral percentage among the Highly Paid Employees is not more than
                   1.25 times the average deferral percentage among all other Participants, or (ii) the average deferral percentage among the Highly Paid Employees is not more than 2 times the average deferral percentage among all other Participants, and the former percentage is not more than 2 percentage points above the latter percentage.

               b. For each Plan Year, either (i) the average contribution percentage among the Highly Paid Employees is not more than
                   1.25 times the average contribution percentage among all other Participants, or (ii) the average contribution percentage among the Highly Paid Employees is not more than 2 times the average contribution percentage among all other Participants, and the former percentage is not more than 2 percentage points above the latter percentage.

               c. For Plan Years beginning after 1988 and before January 1, 2002, the sum of the average deferral percentage plus the average contribution percentage of the Participants who are Highly Paid Employees (such percentages being determined after taking into account any corrective distributions, reallocations, or contributions pursuant to section 6.4) is not more than the greater of:

                   (i) the sum of (A) 1.25 times the lesser of the average deferral percentage and the average contribution percentage for the other Participants plus (B) the lesser of (1) the greater of those two percentages for the other Participants increased by 2 percentage points and (2) the greater of those two percentages multiplied by 2; and

                   (ii) the sum of (A) 1.25 times the greater of the average deferral percentage and the average contribution percentage for the other Participants plus (B) the lesser of (1) the lesser of those two percentages for the other Participants increased by 2 percentage points and (2) the lesser of those two percentages multiplied by 2.

        6.4 Compliance With Limitations.

               The Administrator and Employers shall take such action as may be necessary from time to time to assure compliance with the limitations set forth in sections 6.1, 6.2, 6.3, and 4.2. Specifically:

               6.4-1 The Administrator shall use its best efforts to see that the Employers and Participants restrict their contributions for any Plan Year to an amount which, taking into account the amount of available forfeitures, may be completely credited to the Participants consistent with the limitations set forth in sections 6.1 and 6.2.

               Where those limitations would otherwise be exceeded with respect to any Participant in a limitation year, the Administrator shall first cause the Trustee to return the Participant's after-tax voluntary contributions which were not eligible for matching Employer contributions, if any, then to return the Participant's salary reduction contributions which were not eligible for matching Employer contributions, to the extent necessary to satisfy the limitations. If the limitations cannot be satisfied by returning all of the Participant's after-tax contributions and salary reduction contributions not eligible for Employer matching contributions, the Administrator shall cause the Trustee to return the Employer contributions otherwise allocable to the Participant (as nondeductible contributions described in section 4.6) to the extent necessary to satisfy the limitations; in such event, the Administrator shall require first the return of the Participant's after-tax contributions and salary reduction contributions, and the associated Employer matching contributions in the same proportion in which they were made, and finally the return of other Employer contributions. All contributions returned shall include any investment gains.

               Where the limitations cannot be satisfied by returning Employer contributions (such as where the contributions may no longer be returned pursuant to section 4.6, or where the limitations are being exceeded on account of other Participants' forfeitures rather than Employer contributions), the excess amount shall be held in a suspense account to be allocated in lieu of any Employer contributions in future years until it is eliminated, and to be returned to the Employer if it cannot be credited consistent with these limitations before the termination of the Plan.

               In the case of a Participant who also participates in the Telcordia Technologies Pension Plan, the Administrator shall cause benefit accruals under that Plan to be reduced first before contributions under this Plan are reduced.

               6.4-2 In the case of a potential failure to satisfy any anti-discrimination limitation in section 6.3-2:

               a. With respect to the separate limitations in sections 6.3-2(a) and (b), the Administrator shall first reduce the deferral or contribution percentage of those Highly Paid Employees having the highest percentage to the level of those having the next highest percentage, and then, if necessary, reduce the deferral or contribution percentage of all Highly Paid Employees at that level to the level of those having the next highest percentage, and so on until the limitation is satisfied for the Plan Year. With respect to any Highly Paid Employee, his contribution percentage shall first be reduced by returning any unmatched after-tax contributions before any other after-tax contributions and any vested matching contributions are distributed and any nonvested matching contributions are forfeited.

                   With respect to the combined limitation in section 6.3-2(c), the Administrator shall first reduce the contribution percentages of the Highly Paid Employees by causing the Trustee to return all or a portion of their unmatched after-tax contributions, if any. If the limitation remains unsatisfied after all such Employees' after-tax contributions are returned, the Administrator shall in turn cause the Trustee (i) to return the Highly Paid Employees' salary reduction contributions not eligible for matching Employer contributions pursuant to section 4.4, then (ii) to return the Employees' salary reduction and after-tax contributions and to distribute, to the extent vested, and to forfeit, to the extent not vested, the associated Employer matching contributions in the same proportion in which they were made. Such reductions shall be made in each category starting with those Highly Paid Employees having the highest percentage in that category, in the same manner prescribed by the preceding paragraph.

               b. To the extent possible, the Administrator shall reduce a Highly Paid Employee's deferral or contribution percentage by modifying his elections and curtailing further contributions under sections 4.2, 4.3, and 4.4 on his behalf for the Plan Year.

                   However, if this is insufficient with respect to the Employee's deferral percentage for a Plan Year, the Administrator shall cause a portion of the Employee's salary reduction contributions already made under section 4.2 to be recharacterized as after-tax contributions to the extent the Employee could have made such after-tax contributions without exceeding any limitation under the Plan, provided (i) such amounts are treated as additional taxable income to the Employee for the taxable year in which the deferrals were made, (ii) the amounts involved are determined and all affected Employees are notified no later than 2-1/2 months after the end of the Plan Year, and (iii) the Employer has not suspended the after-tax contribution feature for that year pursuant to section 14.5. Any such recharacterized contributions shall remain credited to the Employee's Salary Reduction Account and subject to the restrictions on distributions under this Plan applicable to the Employee's salary reduction contributions.

                   Where a Highly Paid Employee's deferral or contribution percentage cannot be adequately reduced by curtailing further contributions during the Plan Year or by recharacterizing salary reduction contributions as after-tax contributions, the Administrator shall cause the Trustee to return to the Employee a portion of the contributions credited to his Salary Reduction or Regular Account, as adjusted for the investment gains or losses attributable to such excess contributions, and to reallocate to other Participants any Employer contributions previously credited to the Employee's Matching Account on the basis of such salary reduction contributions as are returned to the Employee.

                   Any such distributions to correct excessive contributions in a Plan Year shall be made as soon as practicable, but in no event later than the end of the following Plan Year, and shall be adjusted for the investment gains or losses attributable to such excess contributions up to the last day of the Plan Year preceding the date of distribution.

               c.  In lieu of the Administrator's causing the limitations under section 6.3 to be satisfied for a Plan Year by recharacterization of excess salary reduction contributions as employee contributions or by return of excess salary reduction contributions or employee contributions and reallocation of matching contributions with respect to one or more Highly Paid Employees, the Employers may elect to make an additional, special contribution under section 4.1 on behalf of one or more Active Participants who are designated by the Employers and who are not Highly Paid Employees, such contribution to be credited to their Salary Reduction Accounts in proportion to their Compensation.

               6.4-3 In the case of a Participant who notifies the Administrator in writing that his salary reduction contributions under section 4.2 during his current or preceding taxable year have caused him to exceed the applicable limitation under section 402(g) of the Code, the Administrator shall cause the Trustee to return to the Participant a portion of the deferrals credited to his Salary Reduction Account during that year, as adjusted for the investment gains or losses attributable to such excess deferrals. (A Participant shall be deemed to have given such notice if the Administrator determines that excess deferrals have occurred under this Plan and any other cash or deferred arrangement maintained by Employers, without regard to the Participant's salary reduction contributions under any other employers' plans.) However, such a distribution may be made only if such notice is given and the payment to the Participant by the Trustee is effected no later than the April 15th immediately following the Participant's taxable year in which the limitation has been exceeded.

               6.4-4 To the extent an Employee's salary reduction contributions are returned pursuant to sections 6.4-2(a), 6.4-2(b) or 6.4-3, any associated Employer matching contributions shall be forfeited.

SECTION 7. TRUST FUND AND ITS INVESTMENT.

        7.1 Creation of Trust Fund.

               The Company shall select the Trustee to whom the Employers and Participants may from time to time make the contributions described in this Plan. The Trustee shall hold the Employers' and Participants' contributions, together with all amounts received from other qualified plans and investments, as the Trust Fund under the terms of this Plan and the Trust

Agreement. In all events, the benefits described in the Plan shall be payable only from the assets of the Trust Fund, and none of the Company, any other Employer, its board of directors or trustees, its stockholders, its officers, its partners, its employees, its proprietor, the Administrator, the Committee (or its members) and the Trustee shall be liable for payment of any benefit under the Plan except from the Trust Fund.

        7.2 Responsibility for Investments.

               The Trustee shall have full responsibility for the investment of the Trust Fund, except to the extent (i) investment responsibility may be assigned in writing by the Company to another fiduciary or delegated from time to time to one or more investment managers pursuant to section 2.2 of the Trust Agreement, or (ii) Participants exercise investment control over their Accounts pursuant to section 7.3, or 11.9 of the Plan.

        7.3 Investment Direction by Participants.

               Each Participant's Account shall be invested as one or more separate accounts with such mutual funds, insurance contracts, brokerage firm accounts, bank instruments, and other investment choices as may be offered under the Plan. A Participant shall indicate how his Account is to be allocated among such investment choices in accordance with the rules and procedures applicable to such choices or otherwise established by the Administrator from time to time. During any period in which a Participant fails to direct the investment of his Account, the Administrator shall allocate it to one or more money market mutual funds or similar investments with minimal principal risk as the Administrator may select in its sole discretion.

               Further, for Plan Years beginning before 1994, the Administrator shall allocate a Participant's Basic Account to the Interest Income Fund or similar investment with minimal principal risk as the Administrator selected in its sole discretion.

               The Administrator shall select the investment choices to be offered in its sole discretion, and shall have the right, exercisable upon reasonable notice to the Participants, to add or eliminate any investment choice, to change any of the terms or conditions or the rules and procedures established in connection with the various investment choices, and to terminate entirely the offering of such choices and the Participants' right to direct the investment of their Accounts. Further, the Administrator may impose appropriate additional limitations on the choices available to Participants who are no longer in active Service with an Employer.

        7.4 Investment in Company Stock

               7.4-1. The Administrator may direct or permit investment of amounts in "Company Stock," which for purposes of this Plan is Class A Common Stock, par value $.01 per share of Science Applications International Corporation ("SAIC"), in which case a Company Stock fund shall be established within the Trust pursuant to procedures established by the Administrator. The Administrator may restrict or prohibit transfers into or out of Company Stock as an investment option.

               The Board of Directors of SAIC may determine that, in accordance with SAIC's philosophy of remaining, to the maximum extent feasible, an employee-owned company and of restricting stock ownership (both direct and indirect through SAIC's various benefit plans) to Employees and designated consultants to SAIC, Company Stock, or a fund within the Trust which holds Company Stock, shall not be an available investment option for any former Employee who elects to defer receipt of his benefits pursuant to section 11.1. In the event the Board of Directors of SAIC makes such a determination, the SAIC Retirement Plans Committee shall establish procedures to implement the foregoing restriction on investment in Company Stock or a Company Stock Fund, including the timing and procedures for any fund-to-fund transfers, appropriate default options, if considered appropriate, and any transition rules and such procedures shall be implemented by the Administrator.

               7.4-2 Company Stock Transactions with Disqualified Persons. Acquisition or sale by the Plan of Company Stock or other qualifying employer securities (as defined in section 407(a)(5) of ERISA) from or to a "disqualified person", as defined in Code section 4975(e)(2), shall be at a price which represents "adequate consideration", as defined in section 3(18) of ERISA or, in the event such Company Stock or other qualifying employer security is a marketable obligation, as defined in section 407(e) of ERISA, at a price not less favorable to the

Plan than the price determined under section 407(e)(1) of ERISA. No commission shall be charged to the Plan in connection with any such sale or acquisition. The determination as to whether or not such a sale or acquisition satisfies the requirements of this section 7.4-2 shall be made by the SAIC Retirement Plans Committee.

               7.4-3 Valuation of Company Stock. Company Stock allocated and credited to an account or to a separate fund within the Trust in which Participants' Accounts are invested as provided in section 7.4-1 as well as Company Stock held on an unallocated basis in the Trust, shall be valued as of the applicable Valuation Date, according to the following rules:

               Company Stock acquired by the Trust with cash shall initially be valued at the purchase price paid for such Stock. On any subsequent Valuation Date, such Company Stock, as well as all other Company Stock held in, or contributed to, the Trust, shall be valued in accordance with sections 7.4-3(b) or 7.4-3(c) below, as applicable.

               If any Company Stock does not consist of securities listed on a national securities exchange, or traded on a regular basis, as determined by SAIC, in the over-the-counter market, the fair market value of such Stock shall be determined using the Formula Price for such Stock, as described in the August 24, 1987 Prospectus for Science Applications International Corporation (or the most recent prospectus that supersedes that prospectus), on the applicable Valuation Date. SAIC may at any time, and from time to time, change the method of determining the fair market value of Company Stock, provided that the replacement method is consistent with applicable provisions of ERISA and the Code. A Participant, Beneficiary or alternate payee (as defined in section 414(q) of the Code) shall have no right to have a particular valuation method applied (or continue to be applied) to his or her Account(s).

               If any Company Stock consists of securities listed on a national securities exchange, fair market value of such Company Stock has been considered to be equal to the closing price of such Company Stock (as reported in the consolidated transaction reporting system, or if not so reported, as reported on the principal exchange market for such Company Stock by such exchange or on any system sponsored by such exchange) on the trading day immediately preceding the applicable Valuation Date. If any Company Stock consists of securities traded on a regular basis, as determined by SAIC, in the over-the-counter market, the fair market value of such Company Stock shall be considered to be equal to the average between the high bid price and the low asked price quoted by the automatic quotation system of a securities association registered under the federal securities laws for the trading day immediately preceding the applicable Valuation Date.

               7.4-4 Allocation of Company Stock Received Pursuant to Stock Dividends, Splits, Recapitalizations, Etc. Any Company Stock received by the Trustee as a stock split, dividend, or as a result of a reorganization or other recapitalization of SAIC shall be allocated as of the day on which the stock is received by the Trustee in the same manner as the Company Stock to which it is attributable is then allocated.

               7.4-5  Allocation of Stock Rights, Warrants or Options.

               In the event any rights, warrants or options are issued on Company Stock held in the Trust, the Trustee shall exercise them for the acquisition of additional Company Stock as directed by the Administrator and to the extent that cash is then available in the Trust.

               Any Company Stock acquired in this fashion shall be treated as Company Stock purchased by the Trustee for the net price paid and shall be allocated in the same manner as the funds used to purchase the Company Stock were or would be allocated under the provisions of this Plan, pursuant to directions of the Administrator.

               Any rights, warrants, or options on Company Stock which cannot be exercised for lack of cash may, as directed by the Administrator, be sold by the Trustee and the proceeds allocated in accordance with the source of the Company Stock with respect to which the rights, warrants or options were issued.

               7.4-6 Allocation of Cash Dividends and Other distributions Received in the Trust Fund.

               All cash dividends paid to the Trustee with respect to Company Stock that has been allocated to a Participant's Account (if any) as of the date the dividend is received by the

Trustee shall be allocated to such Account. If the Company Stock in the Trust is held in a Company Stock fund as an investment alternative pursuant to this section 7.4, such that Participants have an interest in such Company Stock only indirectly through an interest in such fund held in a subaccount, the cash dividends shall be allocated to such fund and shall thereafter be invested in accordance with the investment practices of such fund, and shall not be allocated directly to a Participant's Account or subaccount.

               All cash dividends paid to the Trustee with respect to unallocated Company Stock shall be allocated as provided in section 9.

               7.4-7 Voting and Other Rights of Company

               a. All voting rights of Company Stock held in the Trust shall be exercised in accordance with the following provisions:

                   i. Each Participant or Beneficiary shall be given the opportunity to instruct the Trustee confidentially on a form prescribed and provided by SAIC as to how to vote any shares (including fractional shares) of Company Stock allocated to his or her Account(s) under the Plan (directly or indirectly through an interest in a Company Stock fund) on the date immediately preceding the record date for the meeting of shareholders of SAIC. The Trustee shall not divulge to SAIC the instructions of any Participant. SAIC may require verification of the Trustee's compliance with such confidential voting instructions by an independent auditor appointed by SAIC.

                   ii. All Participants entitled to direct the voting of Company
                       Stock shall be notified by SAIC in the normal manner of communicating with shareholders of each occasion for the exercise of these voting rights within a reasonable time (but not less than the time period that may be required by any applicable state or federal law) before these rights are to be exercised. The notification shall include all information distributed by SAIC to other shareholders regarding the exercise of such rights.

                  iii. The Participants shall be so entitled to direct the
                       voting of fractional shares (or fractional rights to shares). However, the SAIC Retirement Plans Committee may, to the extent possible, direct the Trustee to vote the combined fractional shares (or fractional rights to shares) so as to reflect the aggregate direction of all Participants giving directions with respect to fractional shares (or fractional rights to shares).

                  iv. If a Participant fails to direct the Trustee, in whole or in part, as to the exercise of voting rights arising under any Company Stock allocated to his or her Account(s), then these voting rights, together with voting rights of shares of Company Stock which have not been allocated, shall be exercised by the Trustee in the same proportion as the number of Shares of Company Stock for which the Trustee has received direction on such matter (e.g., to vote for, against or abstain from voting on a proposal, or to grant or withhold authority to vote for a director or directors), and the Trustee shall have no discretion in such matter except as may be required by applicable law.

                  v. Except as provided in paragraph (b) below, all rights (other than voting rights) of Company Stock held in the Trust shall be exercised in the same manner and to the same extent as provided above with respect to the voting rights of the Company Stock, subject to the rules prescribed by the SAIC Retirement Plans Committee, which rules, among other matters, may prescribe that no action shall be taken with respect to shares as to which no direction is received from Participants. The Trustee shall have no discretion with respect to the exercise of any such rights except as may be required by applicable law.

                   vi. Neither SAIC, the SAIC Retirement Plans Committee, the
                       Committee, the Administrator nor the Trustee shall make any recommendation to any Participant regarding the exercise of the Participant's voting rights or any other rights under the provisions of this section 7.4-7, nor shall SAIC, the SAIC Retirement Plans Committee, the Committee, the Administrator or the Trustee make any recommendation as to whether any such rights should or should not be exercised by the Participant.

               b. All responses to tender and exchange for Company Stock offers shall be made in accordance with the following provisions:

                   i. Each Participant shall be given the opportunity, to the extent that shares of Company Stock are allocated to his or her Account(s), to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Company Stock, and the Trustee shall respond in accordance with the instructions so received. The Trustee shall not divulge to SAIC the instructions of any Participant. The Administrator shall utilize its best efforts to timely distribute or cause to be distributed to each Participant such information as will be distributed to shareholders of SAIC in connection with any such tender or exchange offer, together with a form addressed to the Trustee requesting confidential instructions on whether or not such shares will be tendered or exchanged. If the Trustee shall not receive timely direction from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock with respect to which such Participant has the right of direction, and the Trustee shall have no discretion in such matter except as may be required by applicable law.

                   ii. Unallocated shares of Company Stock and shares of Company
                       Stock held by the Trustee pending allocation to Participants' Accounts shall be tendered or exchanged (or not tendered or exchanged) by the Trustee in the same proportion as shares with respect to which Participants have been given the opportunity to direct the Trustee pursuant to paragraph (i) above are tendered or exchanged, and the Trustee shall have no discretion in such matter except as may be required by applicable law.

               7.4-8 Company Stock as a Source of Loans. Although the portion of a Participant's Accounts represented by Company Stock (or interest in an investment fund within the Plan which holds Company Stock) are included in calculating the maximum loan amount specified in Section 8.3-1, such portion shall not be a source of loan amounts, and loans shall be limited to the balance of the Accounts representing other Plan investment options.

SECTION 8. USE OF ACCOUNTS DURING SERVICE.

        8.1 Hardship Withdrawals from Salary Reduction Accounts.

               Subject to section 14.5, any Participant in active Service with an Employer, or, effective November 14, 1997, with SAIC, or another subsidiary of SAIC, or on a Leave of Absence, may request to withdraw an amount from his Salary Reduction Account on the following terms and conditions:

               8.1-1 Any request to withdraw shall be made by written application to the Administrator. A Participant shall be suspended from making any further contributions under section 4.2 or 4.3 (and under any other qualified or nonqualified plan of deferred compensation maintained by the Employers) from the date of withdrawal until the first payroll period commencing after (i) for withdrawals made in Plan Years beginning before January 1, 2002, the one-year anniversary date of the withdrawal, and (ii) for withdrawals made in Plan Years beginning on and after January 1, 2002, the six-month anniversary date of the withdrawal.

               8.1-2 The amount withdrawn from the Participant's Salary Reduction Account in any Plan Year beginning after 1988 shall not exceed the cumulative contributions credited to that

Account, plus any investment earnings credited through December 31, 1988, but ignoring any investment earnings credited after that date, and shall not include any special contributions made by his Employer pursuant to section 6.4-2(c).

               8.1-3 A Participant may only request a withdrawal to meet an immediate and heavy financial need arising on account of: (i) an injury, illness, or death within his family, including any medical expenses (within the meaning of section 213(d) of the Code) which have been or need to be incurred for the Participant, his Spouse, or any of his dependents (within the meaning of section 152 of the Code); (ii) a casualty loss or a legal judgment or liability which the Participant, as a legal or practical matter, has no choice but to cover or pay; (iii) the purchase of a principal residence for the Participant (excluding the cost of furnishings and normal mortgage and other periodic payments falling due after the purchase); (v) a delinquency in mortgage or rental payments for the Participant's principal residence which must be cured promptly to avoid foreclosure or eviction; or (vi) tuition expenses and related educational fees for the next 12 months of post-secondary school education for the Participant, his Spouse, or one of his children or other dependents. In addition, a withdrawal for any such purpose shall not exceed that portion of the total amount actually required to cover the Participant's financial need which the Participant is unable to satisfy from other resources that are reasonably available to him. For this purpose, there shall be taken into account the Participant's additional tax liabilities due to the withdrawal.

               8.1-4 A Participant's request for a withdrawal shall be approved only if the Participant withdraws all other amounts and loans permitted under this and any other qualified plan in which he has an account balance. A Participant requesting a withdrawal shall submit whatever information the Administrator may ask for regarding the circumstances of his request.

               8.1-5 In approving or denying requests for withdrawals, the Administrator shall treat all Participants in a uniform and nondiscriminatory manner.

        8.2 Other Withdrawals from Regular, Salary Reduction, Rollover, Basic and Matching Accounts.

               Any Participant in active Service with an Employer, or, effective November 14, 1997, with SAIC or another SAIC subsidiary, or on a Leave of Absence, may withdraw an amount from his Regular, Salary Reduction, Rollover, Basic and Matching Accounts on the following terms and conditions:

               8.2-1 A Participant may request a withdrawal only twice in any Plan Year. Any request to withdraw shall be made by written application to the Trustee under rules prescribed by the Administrator.

               8.2-2 Participants may withdraw at least $1000, up to the maximum of the total current value of the following:

                   (i) the balance in the Participant's Regular and Rollover Accounts;

                   (ii) the vested balance in the Participant's Matching and Basic Accounts, if the Participant has participated in the Plan for at least 5 Plan years excluding any contributions made during the preceding 24 months; and

                   (iii) if the Participant is over 59-1/2, the balance in the Participant's Salary Reduction Account.

               8.2-3 To the extent that contributions to the Participant's Regular Account made prior to January 1, 1987, and any earnings thereon, are separately accounted for, withdrawals shall be treated first as distributions of the Participant's pre-1987 voluntary contributions, with any excess of withdrawals over such contributions treated as pro-rata distribution of post-1986 contributions and investment earnings.

        8.3 Loans to participants.

               Subject to section 14.5, any Participant in active service with an Employer or, effective November 14, 1997, with SAIC or another SAIC subsidiary (other than, for Plan Years beginning before January 1, 2002, an "owner-employee" within the meaning of section 401(c)(3) of the Code or a "shareholder-employee" within the meaning of section 1379(d) prior to the

Subchapter S Revision Act of 1982) may borrow from his Salary Reduction, Regular, Matching, Basic or Rollover Account on the following terms and conditions:

               8.3-1 Any request to borrow shall be made by written application to the Administrator in accordance with such policies and procedures as the Administrator may publish from time to time. A Participant may only have two loans outstanding at any time.

               8.3-2 No loan shall be for an amount less than $1,000. Further, the outstanding loans to a Participant under this Plan and the plans of any other employers which are deemed commonly controlled or affiliated within the meaning of sections 414(b), (c), (m), and (o) of the Code shall not exceed the lesser of (i) $50,000 reduced by the highest outstanding loan balance during the preceding 12 months and (ii) fifty percent (50%) of his vested interest in the sum of the balance(s) credited to his account(s) under all defined contribution plans as determined on the most recent valuation date preceding the most recent loan.

               The fifty percent (50%) limit in the preceding sentence shall be increased to $10,000 for loans made before October 18, 1989. The loans to a Participant shall not exceed an amount which he demonstrates to the Administrator's satisfaction that he will be able to repay at his current level of compensation.

               8.3-3 Any loan shall be automatically secured by the Participant's interest in his Account to the extent of the outstanding principal and accrued interest on the loan, and the existence of that security interest shall not be deemed prohibited by the provisions of section 15.2. Further, the Administrator may require the Participant to pledge other tangible or intangible property as security for a loan to the extent the Administrator deems it prudent and appropriate. The Administrator may require that the loan amount paid be net of any origination fees or provide that a Participant's account balance will be reduced by any maintenance fees.

               8.3-4 Any loan shall bear a reasonable rate of interest to be set by the Savings Plan Committee from time to time based upon prevailing commercial rates. A loan shall be repayable by regular payroll deductions, or in monthly or quarter-annual installments if the Participant is in the Service with SAIC or another SAIC subsidiary or on a Leave of Absence, over a period not exceeding five years or the period remaining to the Participant's Normal Retirement Date, whichever is shorter. Further, if a Participant goes on an unpaid Leave of Absence, the Administrator may consent to the suspension of loan payments for up to one year, and the loan payment amount may be recalculated upon resumption of payments, but the term of the loan may not be extended. However, the term of a loan shall not be less than one year.

               8.3-5 Any loan shall be charged directly to the Participant's Account; the Participant's payments of principal and interest shall be credited directly to his Account, and shall not be treated as income of the general Trust Fund. A loan shall be charged first to his Salary Reduction Account not in excess of his salary reduction contributions over six percent of Compensation, then to the remainder of his Salary Reduction Account, then to his Matching, Basic and Rollover Accounts, to the extent vested, and then to his Regular Account. Except as otherwise provided in Section 7.4-8, a loan shall be taken pro rata from the investments in which the Participant's Account balances are held.

               Payments of principal on the loan shall be made into the Participant's Account in the reverse sequence as said Accounts were initially charged under this section 8.3-5. A loan may be pre-paid after six months of its original date. A Participant who has separated from service may prepay the outstanding balance of a loan within three months following the date of such separation from service even if that is sooner than six months of the loan's original date. There shall be no penalty associated with any such pre-payment. Loan repayments will be suspended under this Plan as permitted under Sec. 414(u)(4) of the Code.

               8.3-6 In all events, a loan shall become immediately due and payable upon (i) the Participant's termination of Service, or (ii) the termination of the Plan. Any loan not repaid in accordance with its terms shall be treated as in default.

               8.3-7 In exercising its responsibilities under this section, the Administrator shall assure that loans are made available to all Participants on a reasonably equivalent basis and in amounts which do not discriminate in favor of Highly Paid Employees.

SECTION 9. ADJUSTMENTS TO ACCOUNTS.

        9.1 Adjustments for Transactions.

               Each Participant's Account shall be timely adjusted for Employer contributions and other Participants' forfeitures under section 4, Employee contributions and transfers under section 5, withdrawals and loans under section 8, forfeitures and restorals under section 10, and benefit payments under section 11.

        9.2 Adjustments for Investment Experience.

               Each Participant's Account shall be deemed adjusted as of each Valuation Date to be equal to the fair market value of the assets in which the Account is invested pursuant to the Participant's elections under section 7.3.

SECTION 10. VESTING OF PARTICIPANTS' INTERESTS.

        10.1 Immediately Vested Accounts.

               A Participant's interest in his Salary Reduction, Basic, Regular and Rollover Accounts shall always be fully vested and nonforfeitable for any reason.

        10.2 Deferred Vesting in Accounts.

               A Participant shall have no vested interest in his Matching Account until he has completed five Vesting Years, at which time the Participant's interest in his Account shall become 100% vested. Notwithstanding the foregoing or anything else in the Plan to the contrary, the vested interest of a Participant in his Matching Account who has an Hour of Service on or after January 1, 2002 shall be determined in accordance with the following schedule:

-----------------------------------------------------------------------------------------------
                                                  Then the following percentage of his Matching
    If the Participant's Vesting Years are:                  Account shall be vested:
-----------------------------------------------------------------------------------------------
                 Less than one                                          0%
-----------------------------------------------------------------------------------------------
        At least one, but less than two                                20%
-----------------------------------------------------------------------------------------------
       At least two, but less than three                               40%
-----------------------------------------------------------------------------------------------
       At least three, but less than four                              60%
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
       At least four, but less than five                               80%
-----------------------------------------------------------------------------------------------
                  Five or more                                        100%
-----------------------------------------------------------------------------------------------

               If the applicable vesting schedule under the Plan for any Plan Year is less favorable to a Participant than the applicable vesting schedule for any previous Plan Year (whether on account of an amendment of the Plan or the Plan's change in status from top-heavy to not top-heavy as defined in section
16), the Participant's vested interest shall be no less than (i) his vested interest as of the last day of such previous Plan Year, if he had fewer than three Vesting Years at that date, or (ii) his vested interest determined under the applicable schedule for the previous Plan Year, if he had three or more Vesting Years at that date.

               However, any Participant who was a participant in the Plan on or before December 31, 1988 shall continue to vest under the prior vesting schedule until they have completed five Vesting Years, at which time the Participant's interest in his Account shall become 100% vested.

        10.3 Computation of Vesting Years.

               For purposes of this Plan, effective July 1, 1997, a "Vesting Year" means each 12-months of an Employee's Service with an Employer, beginning with his initial Service with any Employer, and including certain Service with other employers as provided in the definition of "Service". In general, an Employee's separate periods of Service shall be added together, with each period of Service counted as the number of days from the first day of his Service in that period to the following Severance Date. However, a Participant's Vesting Years shall be computed only on the basis of completed years, assuming that 12 months equal one year, and any remaining partial year shall be disregarded. Further, a Participant's Vesting Years shall be computed subject to Service with any Employer, and including certain Service with other employers as provided in the definition of "Service." However, a Participant's Vesting Years shall be computed subject to the following conditions and qualifications:

        a. A Participant's vested interest in his Matching Account accumulated before a Break in Service shall be determined without regard to any Service after the Break. Further, if a Participant has a Break in Service before his interest has become vested to some extent, he shall lose credit for any Vesting Year before the Break.

        b. A Participant's Vesting Years shall include any period of service with an Interchange Company to the extent provided in an Interchange Company Agreement.

        c. Unless otherwise specifically excluded, a Participant's Vesting Years shall include any period of active military duty to the extent required by the Military Selective Service Act of 1967 (38 U.S.C.
            section 2021).

        d. A Participant's Vesting Years shall include any period of leave to the extent required by the Family and Medical Leave Act of 1993 (29 U.S.C. section 2601 et. seq.).

        e. If a Participant quits, retires, or is discharged, or he is continuously absent for any other reason and he subsequently quits, retires, or is discharged, and the Participant then has any Service within 12 months after the first day of absence, his Vesting Years shall include the period from the first day of his absence through his return to Service unless otherwise specifically excluded.

        f. If a Participant's Service ends before December 31, 1998, the total number of his Vesting Years shall in no event be less than it would be if the provisions of the Plan as in effect through June 30, 1997, had remained in effect through his termination.

        10.4 Full Vesting Upon Certain Events.

               Notwithstanding section 10.2, a Participant's interest in his Matching Account shall fully vest on the Participant's Normal Retirement Date, provided the Participant is in Service on or after that date. The Participant's interest shall also fully vest in the event that his Service is terminated by Disability or by death or at the request of the Company because of a surplus condition.

        10.5 Full Vesting Upon Plan Termination.

               Notwithstanding section 10.2, a Participant's interest in his Matching Account shall fully vest upon termination of the Plan or upon the permanent and complete discontinuance of contributions by his Employer. In the event of a partial termination, the interest of each Participant shall fully vest with respect to that part of the Plan which is terminated.

        10.6 Forfeitures, Repayment, and Restoration.

               If a Participant's Service terminates before his interest in his Matching Account is fully vested, that portion which has not vested shall be forfeited if he either (i) receives a distribution of his entire vested interest pursuant to section 11.1, or (ii) has a Break in Service. For this purpose, a Participant who has terminated with no vested interest in his Account shall be deemed to have received a distribution of his entire vested interest on the date of his termination.

               Notwithstanding the foregoing, the account balance of a Participant who transfers to an Interchange Company or changes employment pursuant to the Mandatory Portability Agreement within 30 days of his termination of employment from the Company shall not be forfeited as a result of such transfer or change.

               If a Participant who has received his entire vested interest returns to Service before he has a Break in Service, he may repay to the Trustee an amount equal to the distribution, disregarding any portion of the distribution from his Rollover Account. The Participant may repay such amount at any time within five years after he has returned to Service. The amount shall be credited to his Account as of the last day of the Plan Year in which it is repaid; an additional amount equal to the portion of his Matching Account which was previously forfeited shall be restored to that Account at the same time from other Employees' forfeitures and, if such forfeitures are insufficient, from a special contribution by his Employer for that year. For this purpose, a Participant who terminated with no vested interest in his Account shall be deemed to have repaid his entire vested interest on the date of his return to Service.

        10.7 Accounting for Forfeitures.

               A forfeiture shall be charged to the Participant's Matching Account as of the first day of the first Valuation Period in which the forfeiture becomes certain pursuant to section 10.6. A forfeiture shall first offset the contributions of the terminated Participant's Employer which are required pursuant to section 4.4, with any unused balance added to the Employer's basic contributions under section 4.1, in the Plan Year in which the forfeiture becomes certain. Notwithstanding the foregoing, if in any Plan Year any terminated Participant is treated as an Active Participant pursuant to section 4.5 in order to permit the Plan to satisfy the requirements of section 410(b) of the Code, a forfeiture of his nonvested interest shall not be charged to his Account or added to his Employer's contribution until the first Plan Year following his termination in which he has 500 or fewer Hours of Service.

        10.8 Vesting and Nonforfeitability.

               A Participant's interest in his Matching Account which has become vested shall be nonforfeitable for any reason.

SECTION 11. PAYMENT OF BENEFITS.

        11.1 Benefits for Participants.

               A Participant whose Service ends for any reason shall receive the vested portion of his Account balance as provided in section 11.2 as soon as practical following the later of the date (i) his Service ends and (ii) the Administrator receives his election for benefits.

               Notwithstanding the foregoing, a Participant whose Account exceeds $5,000 (or at the time of any prior distribution exceeded $5,000) may elect to defer receipt of his benefits until he reaches age 70-1/2. A terminated Participant who does not elect to receive his benefits immediately may make such an election subsequently at any time, in which event his benefits shall be paid as soon as practical following receipt of his election.

               All or a portion of a Participant's vested Account balance shall be paid in a single lump sum to any alternate payee to the extent provided in any court order determined by the Committee to be a qualified domestic relations order within the meaning of section 414(p) of the

Code. Any such payment shall be made as soon as practical following the Committee's determination.

               In all events, if a Participant's Service continues to the calendar year in which he reaches age 70-1/2, his Account balance or the first periodic payment of such balance, as he may elect pursuant to section 11.2, shall be paid to him no later than the April 1st of the following calendar year, regardless of his continued Service, unless he has never been a Five Percent Owner and (1) he reached such age before 1998, or (2) he reached such age after December 31, 1996 and he elects to defer receiving his benefits, in which case his Account balance shall be distributed in accordance with section 11.2 when his Service terminates.

               Notwithstanding any provision of the Plan to the contrary, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code that were proposed by the Internal Revenue Service on January 17, 2001 with respect to distributions under the Plan made on or after January 1, 2002. The provisions of this paragraph shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

        11.2 Benefit Amounts and Forms for Participants.

               A Participant's benefits shall be equal to his vested Account balance as of the most recent Valuation Date before the date of payment.

               A Participant's benefits will normally be payable in a single lump sum, unless his Account balance exceeds $5,000, and he elects in lieu of a lump sum to receive his benefits in installments determined on the basis of a fixed period, a fixed amount or a fixed percentage. Any such installments (except possibly the last) must equal at least $1,000 on an annual basis, and shall be payable for a period not exceeding the Participant's life expectancy or his and his Spouse's joint and last survivor life expectancy. Any life expectancy shall be based on the expected return multiples in Tables V and VI of Treasury Income Tax Regulation section 1.72-9.

A Participant's life expectancy, or his and his Spouse's joint and last survivor life expectancy is to be computed only once when benefits commence.

               A Participant's election shall be filed with the Administrator during an election period beginning 90 days before the date on which benefit payments are to begin. The Administrator shall furnish to the Participant, at least 30 and not more than 90 days before the benefit commencement date, a written explanation in nontechnical language of the benefit forms provided under this section 11.2, the Participant's right to elect a form and revoke an election, and the relative effect of the different forms on the amounts to be received by the Participant and any Beneficiary.

               If a Participant requests any additional information regarding the election of a benefit form within 60 days after receiving the Administrator's initial written explanation, the Participant's benefit commencement date shall be changed, if necessary, to be at least 60 days after he receives the additional information. If a Participant has elected installment benefits, he may at any time, whether before or after the end of the election period, change the designated Beneficiary of any installments which may remain payable upon his death.

               However, a Participant who elects to receive his benefits in installments may elect at any time to change the form of installments or to receive the remainder of his benefits in a single lump sum.

               Notwithstanding anything contained herein to the contrary, a Participant shall not be permitted to elect to receive distribution of his Account in installments effective on and after the later of March 1, 2002 or the date that is 90 days after the Administrator notifies Participants generally that the installment form of distribution under the Plan is eliminated. The elimination of the installment form of distribution under the Plan shall have no effect on Accounts that have commenced to have been distributed prior to such effective date.

        11.3 Benefits on a Participant's Death.

               If a Participant dies after his benefits have begun to be paid in installments pursuant to section 11.2, or if a Participant dies before his benefits have been paid or have begun to be paid, the balance credited to his Account shall be paid to his Beneficiary in a single lump sum, or if his vested benefits exceed $5,000 and he had elected, in two annual installments.

               The benefits shall be calculated on the basis of the most recent Valuation Date before the date of payment.

               Notwithstanding the foregoing, benefits may not be paid for a period longer than the Beneficiary's life expectancy as of the Participant's death.

               If a Participant is married when he dies, then unless he has elected otherwise the Administrator shall cause the balance in his Account to be paid in a single lump sum to his Spouse. Any such election must be accompanied by the Spouse's written consent, which (i) must acknowledge the effect of the election, (ii) must explicitly provide either that the designated Beneficiary and payment form may not subsequently be changed by the Participant without the Spouse's further consent, or that it may be changed without such consent, and
(iii) must be witnessed by the Administrator, its representative, or a notary public. (This requirement shall not apply if the Participant establishes to the Administrator's satisfaction that the Spouse may not be located.)

               Within a reasonable time after the Participant's initial entry into the Plan, and, if he enters prior to the first day of the Plan Year in which he reaches age 32, then again within a reasonable time after the earlier of that date and the termination of his Service, the Administrator shall furnish to the Participant a written explanation in nontechnical language of the death benefit provided under this section 11.3 and the Participant's right to designate a Beneficiary and a payment form and to revoke a designation. If the Participant is married, the Administrator's written explanation shall describe the need for the Spouse to consent to the election of any death benefit.

               A lump sum benefit shall be paid as soon as practicable, and in no event more than 60 days, after the Participant's death; an installment form of benefit shall commence by that date.

               Notwithstanding anything contained herein to the contrary, a Participant shall not be permitted to elect to receive distribution of his Account in installments effective on and after the later of March 1, 2002 or the date that is 90 days after the Administrator notifies Participants generally that the installment form of distribution under the Plan is eliminated. The elimination of the installment form of distribution under the Plan shall have no effect on Accounts that have commenced to have been distributed prior to such effective date.

        11.4 Election Formalities; Failure to Make Election.

               Any election or revocation of a benefit form shall be in writing, signed by the Participant or, if applicable, by the Beneficiary, and delivered personally or by mail to the Administrator. The Administrator shall provide appropriate forms for benefits elections, but an election shall be valid whether or not it is made on the official form. If a Participant or Beneficiary does not file a claim for benefits by the date benefits are required to begin under sections 11.1 or 11.3, he shall be deemed to have filed a claim for payment of benefits in the standard form prescribed by sections 11.2 or 11.3

        11.5 Marital Status.

               The Administrator shall from time to time take whatever steps it deems appropriate to keep informed of each Participant's marital status. Each Employer shall provide the Administrator with the most reliable information in the Employer's possession regarding its Participants' marital status, and the Administrator may, in its discretion, require a notarized affidavit from any Participant as to his marital status. The Administrator, the Plan, the Trustee, and the Employers shall be fully protected and discharged from any liability to the extent of any benefit payments made as a result of the Administrator's good faith and reasonable reliance upon information obtained from a Participant and his Employer as to his marital status.

        11.6 Proof of Ages.

               Each Participant desiring to elect a benefit form other than a lump sum shall furnish satisfactory proof of his age to the Administrator at least 30 days before the end of the election period described in section 11.2. Further, any Participant who is to receive his benefits in a form related to the life-span of another individual shall furnish satisfactory proof of the individual's age to the Administrator by the same date.

        11.7 Delay in Benefit Determination.

               If the Administrator is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to section 11.1 or 11.3, the benefits shall in any event be paid within 60 days after they can first be determined, with whatever makeup payments may be appropriate in view of the delay.

        11.8 Payments in Cash; Direct Transfers.

               All benefits shall be paid in cash except in the case of assets held in a Participant's Diversified Telephone Portfolio Account, which may be paid in stock or cash at the Participant's election, except that fractional shares shall be paid in cash, or as otherwise agreed upon by the Administrator and the person entitled to the benefits. A Participant or Spouse or former Spouse may elect to have any eligible rollover distribution made after 1992 that exceeds $200 paid directly to an individual retirement account or annuity or for the Participant, to another qualified retirement plan or qualified annuity plan that accepts such distributions. An eligible rollover distribution is a distribution of all or any portion of a Participant's account excluding distributions (a) required under section 401(a)(9) of the Code, (b) of after-tax contributions, (c) which are part of a series of payments made over at least 10 years or over the life or life expectancy of the Participant and/or his Beneficiary, and (d) from a Participant's Salary Reduction Account after 1999 on account of financial hardship. If approved by the Committee in its sole discretion, an eligible rollover distribution may include active loans from the Participant's Account.

               Effective for distributions made on and after January 1, 2002, an eligible rollover distribution may also be made to an annuity contract described in section 403(b) of the Code or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which, to the satisfaction of the Administrator, agrees to separately account for amounts transferred into such plan from this Plan. In addition, effective January 1, 2002, a portion of a distribution will not fail to be an eligible rollover distribution merely because it consists of after-tax contributions; provided, however, that such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that, to the satisfaction of the Plan Administrator, agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

        11.9 Transfers to Interchange Companies.

               If a Participant transfers to an Interchange Company, on or before March 31, 1996, he may elect to have his account balance under this Plan transferred to the Interchange Company Savings Plan, in which case, no forfeiture as otherwise provided for in section 10 shall occur.

               However, if a Participant transfers to an Interchange Company on a Rotational Assignment, he may only elect to receive a distribution or defer receipt of his benefits.

        11.10 Transfer to Other Employer's Plan

               If an Employee no longer works for any Employer, but the Employee is transferred to another entity, and that entity maintains a qualified defined contribution retirement plan (the "other plan"), the Employer may transfer the Employee's Account to the other plan, provided (a) the Administrator has determined that such transfers will involve no undue burden and will be consistent with the purposes of this Plan, and (b) the other plan: (i) provides for such transfers, (ii) will provide service credit for the Participant's Service, (iii) will preserve all of the Employee's accrued rights with respect to his Account in accordance with section 411(d)(6) of the Code, and (iv) will restrict distributions from the Participant's Salary Reduction Account as required under section 401(k) of the Code. For purposes of this paragraph, a transfer of employment is defined as an agreement between an Employer and another entity concerning the change in employment from the Employer to the other entity.

SECTION 12. RULES GOVERNING BENEFIT CLAIMS AND REVIEW OF APPEALS.

        12.1 Claim for Benefits.

               Any Participant or Beneficiary who qualifies for the payment of benefits may file a written claim for his benefits with the Committee. A claim shall be filed instead with appropriate Departmental or Local Benefits Committee if one has been appointed by the Committee and given jurisdiction over such claims.

        12.2 Notification by Committee.

               Within 90 days after receiving a written claim for benefits (or within 180 days, if special circumstances require a extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Committee (or Departmental or Local Benefits Committee if applicable), shall notify the Participant or Beneficiary whether the claim has been approved or denied. If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary: (i) each specific reason for the denial; (ii) specific references to the pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of such information; and
(iv) an explanation of the claims review procedure set forth in section 12.3.

        12.3 Claims Review Procedure.

               Within 60 days after a Participant or Beneficiary receives notice that his claim for benefits has been denied in any respect, he may file a written notice of appeal setting forth his reasons for disputing the determination. If a Participant's or Beneficiary's claim was denied by the Committee, his appeal shall be filed with and handled by a separate Employees' Benefit Claim Review Committee appointed by the Board for this purpose. If the claim was denied by a Departmental or Local Benefit Committee, his appeal shall be filed with and handled by the Committee. For the balance of this section 12.3, "Committee" shall mean the reviewing committee. In connection with his appeal the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants' and Beneficiaries' rights of privacy. Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary and his representative within 60 days after receiving the notice of appeal), the Committee shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Committee's final decision with respect to his claim, including the reasons for such decision and the particular Plan provisions upon which it is based.

SECTION 13. THE ADMINISTRATOR AND THE COMMITTEE AND THEIR FUNCTIONS.

        13.1 Authority of Administrator.

               The Company shall be the "Plan Administrator" within the meaning of ERISA. The Company may delegate to the Committee the exclusive responsibility and authority to control and manage the operation and administration of the Plan, including full discretion to interpret and apply its provisions, including provisions relevant to a Participant's or Beneficiary's claim for benefits, except to the extent such responsibility and authority are otherwise specifically (i) allocated to the Company, the Employers, or the Trustee under the Plan and Trust Agreement, (ii) delegated in writing to other persons by the Company, the Employers, the Committee, the Administrator, or the Trustee, or
(iii) allocated to other parties by operation of law. The Administrator shall have no investment responsibilities, however, except to the extent, if any, specifically provided in the Trust Agreement. In the discharge of its duties, the Administrator may employ accountants, actuaries, legal counsel, consultants, recordkeepers, and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay their reasonable expenses and compensation from the assets of the Trust Fund.

        13.2 Identity of Committee.

               The Committee shall be one or more individuals, partnerships, and corporations (including an Employer) who shall be selected by the Company. Any individual, including a director, trustee, shareholder, officer, partner, proprietor, or employee of an Employer, shall be eligible to serve on the Committee or as part of the Committee. The Company shall have the power to remove any person serving on the Committee at any time without cause upon 10 days written notice, and any persons may resign from the Committee at any time upon 10 days written notice to the Company. The Company shall notify the Trustee of any change in the identity of the Committee.

        13.3 Duties of Administrator.

               The Administrator shall keep whatever records may be necessary to implement the Plan and shall furnish whatever reports may be required from time to time by the Company. The Administrator shall furnish to the Trustee whatever information may be necessary to properly administer the Trust. The Administrator shall see to the filing with the appropriate government agencies of all reports and returns required of the plan administrator under ERISA and other laws.

        13.4 Compliance with ERISA.

               The Administrator shall perform all acts necessary to comply with ERISA. Each individual member or employee of the Administrator shall discharge his duties in good faith and in accordance with the applicable requirements of ERISA.

        13.5 Action by Administrator.

               If the Administrator consists at any time of a committee of three or more individuals, all actions of the Administrator shall be governed by the affirmative vote of a number of members which is a majority of the total number of members currently appointed, including vacancies. The members of the committee may meet informally and may take any action without meeting as a group.

        13.6 Execution of Documents.

               Any instrument executed by the Administrator shall be signed by any member or employee of the Administrator.

        13.7 Adoption of Rules.

               The Administrator and the Committee shall adopt such rules and regulations of uniform applicability as they deem necessary or appropriate for the proper administration and interpretation of the Plan.

        13.8 Responsibilities to Participants.

               The Administrator shall determine which Employees have satisfied the eligibility requirements to enter the Plan. The Administrator shall furnish to each eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information may be required under ERISA. The Administrator also shall determine when a Participant or his Beneficiary has satisfied the requirements to receive benefits under the Plan, and shall have complete discretion to interpret and apply whatever Plan provisions may be relevant to a Participant's eligibility for benefits. The Administrator shall furnish to each Participant or Beneficiary whatever information is required under ERISA (or is otherwise appropriate) to enable the Participant or Beneficiary to make whatever elections may be available pursuant to sections 7, 8, and 11, and the Administrator shall arrange for the payment of benefits in the proper form and amount from the assets of the Trust Fund.

        13.9 Alternative Payees in Event of Incapacity.

               If the Administrator finds at any time that an individual qualifying for benefits under the Plan is a minor or is incompetent, the Administrator may direct the benefits to be paid, in the case of a minor, to his parents, his legal guardian, a custodian for him under the Uniform Transfers to Minors Act, or the person having actual custody of him, or, in the case of an incompetent, to his spouse, his legal guardian, or the person having actual custody of him, the payments to be used for the individual's benefit. To the extent that the Plan's obligation to the individual has been discharged by the purchase and distribution of any annuity contract from an insurer, the insurer shall assume the Administrator's authority and responsibility with respect to the benefits. The Administrator, the Trustee, and any insurer shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this section 13.9, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Administrator, the Company, the Employers, and the insurer to the extent of the payment.

        13.10 Indemnification by Employers.

               Except as separately agreed in writing, the Administrator, the Committee and any member or employee of the Administrator or the Committee, and any employee of an Employer who, either as a member of a committee or individually, has Plan asset management responsibilities shall be indemnified and held harmless by the Employers, jointly and severally, to the fullest extent permitted by law against any and all costs, damages, expenses, and liabilities (including legal fees) incurred by or imposed upon it or him in connection with any claim made against it or him or in which it or he may be involved by reason of its or his being, or having been, the Administrator, or a member or employee of the Administrator, to the extent such amounts are not paid by insurance.

        13.11 Nonparticipation by Interested Member.

               Any member of the Committee who also is a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits, unless his abstention would leave the Administrator incapable of acting on the matter.

SECTION 14. ADOPTION, AMENDMENT, OR TERMINATION OF THE PLAN.

        14.1 Adoption of Plan by Other Employers.

               With the consent of the Company, any entity may become a participating Employer under the Plan by (i) taking such action as shall be necessary to adopt the Plan, (ii) becoming a party to the Trust Agreement establishing the Trust Fund, and (iii) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity's Employees.

        14.2 Adoption of Plan by Successor.

               In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an Employer shall succeed to all or substantially all of the Employer's business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.

        14.3 Plan Restatement Subject to Qualification.

               In the event that this restated Plan is held by the Internal Revenue Service not to qualify under section 401(a) of the Code, the Plan may be amended retroactively to the earliest date permitted by Treasury Regulations in order to secure a favorable determination on the Plan's qualification under section 401(a). In the event that this restated Plan is later amended after securing a favorable determination and the Plan as amended is held by the Internal Revenue Service not to qualify under section 401(a), the amendment may be modified retroactively to the earliest date permitted by Treasury Regulations in order to secure approval of the amendment under section 401(a).

        14.4 Right to Amend or Terminate.

               The Company intends to continue the Plan as a permanent program. However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer's Employees, and the Company reserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of all Employers. Each Employer shall act by resolution of its board of directors. Notwithstanding the foregoing, the Company may delegate its authority to make amendments to the Committee or the Departmental Benefits Committee. No amendment, other than one of a minor nature, may become effective prior to the announcement of the amendment's effect, unless, in the opinion of the Company or the Committee, (i) such amendment is necessary or advisable in order to comply with the provisions of the Code or ERISA (including any regulations or rulings thereunder) relating to the qualification of retirement plans or relating to the exemption of a trust established pursuant thereto, or
(ii) such amendment would not adversely affect the rights of Participants. The Trustee shall be given notice of any amendments promptly.

               No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall reduce any Participant's or Beneficiary's proportionate interest in the Trust Fund, or reduce a Participant's vested interest in his Account. Further, no such action shall divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

               Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each participant or beneficiary would be entitled to a benefit equal to or greater than the benefit he would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation.

               Following a termination of the Plan by the Company, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan as amended from time to time and the Company's and Administrator's instructions. No distributions of Participants' benefits attributable to their salary reduction contributions shall be made except in accordance with sections 401(k)(2) and (10) of the Code.

        14.5 Right to Implement or Suspend Provisions.

               Notwithstanding sections 5.2, 7.3, 8.1, 8.2, and 8.3, the Company and, in the absence of Company action, the Administrator, shall have the right to implement or suspend entirely the provisions of any such section, taking into account the best interests of the Participants and the administrative burdens involved. The Administrator may, upon reasonable notice to the Participants, establish or modify rules and procedures applicable to any such provisions to avoid administrative burdens and to assure compliance with the purposes of the Plan and requirements under ERISA and the Code.

SECTION 15. MISCELLANEOUS PROVISIONS.

        15.1 Plan Creates No Employment Rights.

               Nothing in the Plan shall be interpreted as giving any Employee the right to be retained as an Employee by an Employer, or as limiting or affecting the rights of an Employer to control its Employees or to terminate the Service of any Employee at any time and for any reason, subject to any applicable employment or collective bargaining agreements.

        15.2 Non-assignability of Benefits.

               Except as provided in section 8.3 with respect to certain loans to Participants, no assignment, pledge, or other anticipation of benefits from the Plan will be permitted or recognized by the Employers, the Administrator, or the Trustee. Moreover, benefits from the Plan shall not be subject to attachment, garnishment, or other legal process for debts or liabilities of any Participant or Beneficiary, to the extent permitted by law.

               This prohibition on assignment or alienation shall apply to any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former spouse, child or other dependent of a Participant pursuant to a State domestic relations or community property law, unless the judgment, decree, or order is determined by the Committee in accordance with its policies and procedures to be a qualified domestic relations order within the meaning of section 414(p) of the Code.

        15.3 Limit of Employer Liability.

               The liability of the Employers with respect to Participants under the Plan shall be limited to making contributions to the Trust from time to time, in accordance with section 4.

        15.4 Treatment of Expenses.

               All expenses incurred by the Administrator and the Trustee in connection with administering the Plan and the Trust Fund shall be paid as follows: brokerage fees, mutual fund loads, mutual fund management fees, trustee administrative fees, transfer taxes, other expenses incident to the purchase or sale of securities, and administrative expenses that have not been paid or assumed by the Employers shall be paid from the Trust. Taxes, if any, on any assets held or income received by the Trustee shall be charged appropriately against the accounts of Participants as the Committee shall determine.

        15.5 Number and Gender.

               Any use of the singular shall be interpreted to include the plural, and the plural the singular. Any use of the masculine, feminine, or neuter shall be interpreted to include the masculine, feminine, or neuter, as the context shall require.

        15.6 Nondiversion of Assets.

               Except as provided in section 6.4, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

        15.7 Separability of Provisions.

               If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

        15.8 Service of Process.

               The agent for the service of process upon the Plan shall be the president of the Company, or such other person as may be designated from time to time by the Company.

        15.9 Governing State Law.

               The Plan shall be interpreted in accordance with the laws of the State of New Jersey to the extent those laws are applicable under the provisions of ERISA.

        15.10 Effect of Military Service.

               Notwithstanding any provision of this plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Sec. 414(u) of the International Revenue Code.

        15.11 Lapsed Benefits.

               In the event that a benefit is payable under this Plan to a Participant or Beneficiary and after reasonable efforts such individual cannot be located for the purpose of paying the benefit after a reasonable time following the date payment would otherwise have been made, the benefit shall be forfeited and be applied to offset contributions required pursuant to section
4.4 of the Plan for the Plan Year in which such forfeiture occurs. If the Participant or Beneficiary later makes a valid claim for the benefit, the amount forfeited under this section, exclusive of any earnings or interest thereon, shall be restored and paid pursuant to directions of the Committee. Any amount required to be restored hereunder shall be derived from any forfeitures arising in the Plan Year for which such restoration occurs and, to the extent that such forfeitures are insufficient, from a special contribution by the Employer for that year. For purposes of this section 15.11, the term "Beneficiary" shall include any "alternate payee" entitled to all or a portion of a Participant's Account pursuant to section 11.1 of the Plan.

SECTION 16. TOP-HEAVY PROVISIONS.

        16.1 Determination of Top-Heavy Status.

               The Administrator shall determine on a regular basis whether each Plan Year is or is not a "Top-Heavy Year" for purposes of implementing the provisions of sections 16.2, 16.3, and 16.4, which apply only to the extent the Plan is top-heavy within the meaning of section 416 and the Treasury Regulations promulgated thereunder. In making this determination, the Administrator shall use the following definitions and principles:

               16.1-1 The "Employer" includes all business entities which are considered commonly controlled or affiliated within the meaning of sections 414(b), (c), (m), and (o) of the Code.

               16.1-2 The "plan aggregation group" includes each qualified retirement plan or simplified employee pension (as defined in section 408(k) of the Code) which is or has been maintained by the Employer (i) in which a Key Employee is or has been a Participant during the Plan Year, or (ii) which enables or has enabled any plan described in clause (i) to satisfy the requirements of section 401(a)(4) or 410 of the Code, or (iii) which provides contributions or benefits comparable to those of the plans described in clauses
(i) and (ii) and which is designated by the Administrator as part of the plan aggregation group.

               16.1-3 The "determination date", with respect to the first Plan Year of any plan, means the last day of that Plan Year, and with respect to each subsequent Plan Year, means the last day of the preceding Plan Year. If any other plan has a determination date which differs from this Plan's determination date, the top-heaviness of this Plan shall be determined on the basis of the other plan's determination date falling within the same calendar year as this Plan's determination date.

               16.1-4 "Key Employee" means an Employee who at any time during the five years ending on the top-heavy determination date for the Plan Year has performed any services for an Employer and has been (i) an officer of the Employer having Limit Compensation greater than one-half of the limit then in effect under section 415(b)(1)(A) of the Code, (ii) one of the 10 Employees owning (or considered as owning under section 318 of the Code) the largest interests in the Employer (ignoring any Employee who does not own more than a one-half percent interest) and having Limit Compensation greater than the limit then in effect under section 415(c)(1)(A), (iii) a Five-Percent Owner, or (iv) an owner of more than one percent of the outstanding equity interest or the outstanding voting interest in any Employer whose Limit Compensation exceeds $150,000. For this purpose, an Employee's "Limit Compensation" shall include any amount which is excludable from the Employee's gross income for tax purposes pursuant to section 125, 402(e)(3), 402(h)(1)(B), or 403(b) of the Code. In determining which individuals are Key Employees, the rules of section 416(i) of the Code and Treasury Regulations promulgated thereunder shall apply. The Beneficiary of a Key Employee shall also be considered a Key Employee.

               16.1-5 A "Non-key Employee" means an Employee who at any time during the five years ending on the top-heavy determination date for the Plan Year has performed any services for an Employer and who has never been a Key Employees, and the Beneficiary of any such Employee.

               16.1-6 The "aggregated benefits" for any Plan Year means (i) the adjusted account balances in defined contribution plans and simplified employee pensions on the determination date, plus (ii) the adjusted value of accrued benefits in defined benefit plans (calculated as of the annual valuation date coinciding with or next preceding the determination date), with respect to Key Employees and Non-key Employees under all plans within the plan aggregation group which includes this Plan. For this purpose, the accrued benefit of any Non-key Employee shall be determined (i) under the accrual method, if any, which is uniformly applicable under all defined benefit plans within the plan aggregation group, or (ii) if there is no such uniform method, as if the benefit accrued under the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(c) of the Code. Further, "adjusted account balance" and the "adjusted value of accrued benefit" for any Employee shall be increased by all plan distributions made with respect to the Employee during the five years ending on the determination date from any plan within the plan aggregation group and from any terminated plan which during those five years was within the plan aggregation group. In addition, the adjusted account balance under a plan shall not include any amount attributable to a rollover contribution or similar transfer to the plan initiated by an Employee and made after 1983, unless both plans involved are maintained by the Employer, in which event the transferred amount shall be counted in the transferee plan and ignored for all purposes in the transferor plan. Finally, the adjusted value of accrued benefits under any defined benefit plan shall be determined by assuming whichever actuarial assumptions were applied by the Pension Benefit Guaranty Corporation to determine the sufficiency of plan assets for plans terminating on the applicable valuation date.

               16.1-7 The Plan shall be "top-heavy" for any Plan Year in which the aggregated benefits of the Key Employees exceed 60 percent of the total aggregated benefits for both Key Employees and Non-key Employees.

               16.1-8 A "Top-Heavy Year" means a Plan Year in which the Plan is top-heavy.

        16.2 Minimum Contributions.

               For any Top-Heavy Year, each Employer shall make a special contribution on behalf of each Participant to the extent that the total allocation to his Account pursuant to section 4 (excluding any contributions for Plan Years beginning after 1988 funded by the Participant's compensation deferral elections under section 4.2 or, for Plan Years beginning before January 1, 2002, by Employer matching contributions under section 4.4) is less than the lesser of (i) three percent of his Limit Compensation for that year, or (ii) the highest ratio of such allocation to Limit Compensation (including for this purpose any compensation deferral contribution under section 4.2) received by any Key Employee for that year. Such a special contribution shall be made on behalf of each Participant who is employed by an Employer on the last day of the Plan Year, regardless of his Hours of Service, and shall be allocated to his Matching Account. However, no such contribution shall be made on behalf of any Employee who is an active Participant in the Telcordia Technologies Management Pension Plan for that year.

        16.3 Minimum Vesting.

               If a Participant's vested interest in his Matching Account is to be determined in a Top-Heavy Year, it shall be based on the following "top-heavy table":

                              VESTING                 PERCENTAGE OF
                               YEARS                 INTEREST VESTED
                           fewer than 3                     0
                             3 or more                     100

        16.4 Maximum Compensation.

               For any Top-Heavy Year beginning before 1989, a Participant's "Plan Compensation" as defined in section 4.5, and his "Limit Compensation" for purposes of section 16.2, shall not exceed $200,000.

                             TELCORDIA TECHNOLOGIES
                               401(k) SAVINGS PLAN


        WHEREAS, effective January 1, 1984, Telcordia Technologies, Inc. (the "Company") established the Telcordia Technologies Savings Plan for Salaried Employees (the "Plan"), and the Plan has subsequently been amended from time to time; and

        WHEREAS, the Company reserved the right to amend the Plan at any time and for any reason; and

        WHEREAS, pursuant to a delegation of authority granted by the Company's Board of Directors, the Company's Employees' Benefit Committee has adopted the Plan, as amended and restated in the manner set forth herewith; and

        WHEREAS, the Employees' Benefit Committee heretofore changed the name of the Plan to the "Telcordia Technologies 401(k) Savings Plan";

        NOW, THEREFORE, the undersigned, pursuant to authority granted by the Employees' Benefit Committee has executed this Plan document as evidence of its adoption by such Committee on behalf of the Company the ___ day of October 2001.


                                        TELCORDIA TECHNOLOGIES, INC.


                                        By: _________________________________